Exhibit 4.1

EXECUTION COPY

CALIFORNIA POLLUTION CONTROL

FINANCING AUTHORITY

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

TRUSTEE

INDENTURE

Dated as of June 1, 2010

RELATING TO

$50,000,000

CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY

REVENUE BONDS

(SAN JOSE WATER COMPANY PROJECT)

SERIES 2010A

-I-

(continued)

-II-

(continued)

-III-

(continued)

-IV-

(continued)

-V-

THIS INDENTURE, made and entered into as of June 1, 2010, by and between the CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY, a public instrumentality and political subdivision of the State of California (the “Authority”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having a Corporate Trust Office in San Francisco, California, and being qualified to accept and administer the trusts hereby created (the “Trustee”);

W I T N E S S E T H:

WHEREAS, the Authority is a public instrumentality and political subdivision of the State of California, created by the California Pollution Control Financing Authority Act (Chapter 1 (commencing with Section 44500) of Division 27 of the California Health and Safety Code), as supplemented and amended (the “Act”), and authorized to finance the acquisition, construction, renovation, installation, improvement and equipping of water facilities constituting a “project” within the meaning of the Act, including those that will prevent the pollution of drinking water or improve the quality of water or ensure the safe handling, recycling or disposal of materials that might otherwise be improperly disposed of; and

WHEREAS, San Jose Water Company, a California corporation (the “Borrower”), has duly caused an application to be filed with the Authority for financial assistance to finance the acquisition, construction, renovation, installation, improvement and equipping of certain water facilities that will prevent the pollution of drinking water or improve the quality of water or ensure the safe handling, recycling or disposal of materials that might otherwise be improperly disposed of, in the Cities of Cupertino, San Jose, Santa Clara, Campbell, Monte Sereno, Saratoga and Los Gatos and contiguous areas in the County of Santa Clara, California, as more particularly described in Exhibit A to the Loan Agreement (as defined herein) (the “Project”); and

WHEREAS, the Authority, after due review of the Borrower’s application and deliberation, has adopted a resolution approving the issuance of bonds to finance the Project for the Borrower; and

WHEREAS, the Authority has authorized the issuance of its Revenue Bonds (San Jose Water Company Project) Series 2010A (the “Bonds”) pursuant to this Indenture to finance the Project; and

WHEREAS, the Authority has authorized the execution and delivery of this Indenture to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof, premium, if any and interest thereon; and

WHEREAS, the Authority is financing the cost of acquisition, construction, renovation, installation, improvement and equipping of the Project by loaning the proceeds derived from the sale of the Bonds to the Borrower pursuant to the Loan Agreement, which requires the Borrower to make loan payments sufficient to pay the principal of, premium, if any, and interest on, the Bonds and related expenses; and

WHEREAS, it has been determined that the estimated amount necessary to finance the cost of the Project requires the issuance, sale and delivery of the Bonds in the aggregate amount of $50,000,000 as hereinafter provided; and

WHEREAS, all acts and proceedings required by law necessary to make the Bonds, when executed by the Authority, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal limited obligations of the Authority, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms, have been done and taken, and the execution and delivery of this Indenture have been in all respects duly authorized; and

WHEREAS, Bonds issued under this Indenture will be secured by a pledge and assignment of certain rights under the Loan Agreement;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of, premium, if any, and the interest on, all Bonds at any time issued and outstanding under this Indenture, according to their tenor, and to secure the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Bonds are to be issued and received, and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the Holders (as defined herein) thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Authority does hereby covenant and agree with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Bonds, as follows:

ARTICLE I

DEFINITIONS; CONTENT OF CERTIFICATES AND OPINIONS

SECTION 1.01. Definitions. Unless the context otherwise requires, the terms defined in this Article shall, for all purposes of this Indenture and of any indenture supplemental hereto and of any certificate, opinion or other document herein mentioned, have the meanings herein specified, to be equally applicable to both the singular and plural forms of any of the terms herein defined. Unless otherwise defined in this Indenture, all terms used herein shall have the meanings assigned to such terms in the Act.

Accountant

“Accountant” means any firm of nationally-recognized independent certified public accountants selected by the Borrower.

Act

“Act” means the California Pollution Control Financing Authority Act (Chapter 1 (commencing with Section 44500) of Division 27 of the California Health and Safety Code), as now in effect and as it may from time to time hereafter be amended or supplemented.

Additional Funded Debt

“Additional Funded Debt” means of the Borrower means as of the date of any determination thereof, the greater of (i) the amount, if any, by which the aggregate amount of all unsecured Current Debt of the Borrower then outstanding to the Corporation or its subsidiaries exceeds 15% of Consolidated Net Worth, or (ii) the amount, if any, by which the aggregate amount of all unsecured Current Debt of the Borrower then outstanding under a bank credit facility or to the Corporation or its subsidiaries exceeds 30% of Consolidated Net Worth.

Additional Payments

“Additional Payments” means the payments required to be made by the Borrower pursuant to Sections 4.2(b), (c) and (d) of the Agreement (including any interest required to be paid by the Borrower on such payments pursuant to Section 4.2(e) of the Agreement) and Sections 6.2(c), 6.3, 8.2 and 8.3 of the Agreement.

Administrative Fees and Expenses

“Administrative Fees and Expenses” means the reasonable and necessary expenses incurred by the Authority pursuant to the Loan Agreement or this Indenture and the compensation and expenses paid to or incurred by the Trustee, the Bond Registrar and/or any Paying Agent under the Loan Agreement or this Indenture, which include but are not limited to printing of Bonds, accomplishing transfers or new registration of Bonds, or other charges and other disbursements including those of their respective officers, directors, members, attorneys, agents and employees incurred in and about the administration and execution of the Loan Agreement and this Indenture.

Agreement or Loan Agreement

“Agreement” or “Loan Agreement” means that certain loan agreement by and between the Authority and the Borrower, dated as of June 1, 2010, as originally executed and as it may from time to time be supplemented, modified or amended in accordance with the terms thereof and of this Indenture.

Approving Opinion

“Approving Opinion” means an opinion of Bond Counsel (addressed and delivered to the Authority and the Trustee) that an action being taken (i) is authorized by the Act and this Indenture and complies with the terms of the Agreement, if applicable, and (ii) will not, in and of itself, adversely affect the Tax-exempt status of the Bonds.

Authority

“Authority” means the California Pollution Control Financing Authority created pursuant to, and as defined in, the Act.

Authorized Denomination

“Authorized Denomination” means $5,000 or any integral multiple thereof.

Authorized Representative

“Authorized Representative” means with respect to the Borrower, each individual at the time designated to act on behalf of the Borrower by a written certificate signed by the Borrower, furnished to the Trustee and the Authority and containing the specimen signature of each such individual. With respect to the Authority, “Authorized Representative” shall mean any of the Executive Director of the Authority and any individual or individuals at the time designated to act on behalf of the Authority by a written certificate signed by the Executive Director of the Authority, furnished to the Trustee and the Borrower and containing the specimen signature of each such individual.

Beneficial Owners

“Beneficial Owners” means those individuals, partnerships, corporations or other entities for whom the Direct Participants have caused DTC to hold Book-Entry Bonds.

Bond Counsel

“Bond Counsel” means any attorney at law or firm of attorneys of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, duly admitted to practice law before the highest court of any state of the United States of America, and acceptable to the Authority, but shall not include counsel for the Borrower.

Bondholder

See “Holder.”

Bond Registrar or Registrar

“Bond Registrar” or “Registrar” means the entity or entities performing the duties of the bond registrar pursuant to Section 2.08 hereof.

Bonds or Bond

“Bonds” or “Bond” means all revenue bonds of the Authority authorized by and at any time Outstanding pursuant hereto and executed, issued and delivered in accordance with Section 2.02 hereof.

Book-Entry Bonds

“Book-Entry Bonds” means the Bonds registered in the name of the nominee of DTC, or any successor securities depository for such Bonds, as the registered owner thereof pursuant to the terms and provisions of Section 2.11 hereof.

Borrower

“Borrower” means San Jose Water Company, a corporation organized and existing under the laws of the State of California, or any entity which is the surviving, resulting or transferee entity in any merger, consolidation or transfer of assets permitted under Section 5.2 of the Agreement and also means, unless the context otherwise requires, an assignee of the Agreement as permitted by Section 5.2 of the Agreement, but does not mean any affiliate of the Borrower.

Borrower Account

“Borrower Account” means all of the accounts by that name established pursuant to Section 3.04 hereof.

Business Day

“Business Day” means any day other than (i) a Saturday, Sunday or legal holiday in the State of California, (ii) a day on which commercial banks in New York, New York or the city or cities in which the Corporate Trust Office of the Trustee is located are authorized or required by law to close, or (iii) a day on which the New York Stock Exchange is closed.

Capitalized Leases

“Capitalized Leases” means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

Capitalized Rentals

“Capitalized Rentals” of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person in accordance with generally accepted accounting principles.

Certificate, Statement, Request, Requisition or Order of the Authority or the Borrower

“Certificate,” “Statement,” “Request,” “Requisition” or “Order” of the Authority or the Borrower mean, respectively, a written certificate, statement, request, requisition or order signed in the name of the Authority by its Chairman, Executive Director or such other individual as may be designated and authorized to sign for the Authority, or in the name of the Borrower by an Authorized Representative of the Borrower. Any such instrument and supporting opinions or representations, if any, may, but need not, be combined in a single instrument with any other instrument, opinion or representation, and the two or more so combined shall be read and construed as a single instrument. If and to the extent required by Section 1.02 hereof, each such instrument shall include the statements provided for in Section 1.02 hereof.

Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

Completion Date

“Completion Date” means the date of completion of the Project as that date shall be certified as provided in Section 3.3 of the Agreement.

Consolidated Funded Debt

“Consolidated Funded Debt” means all Funded Debt of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

Consolidated Net Income

“Consolidated Net Income” means for any period means the gross revenues of the Borrower and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

(a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

(b) the proceeds of any life insurance policy;

(c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

(d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Borrower or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

(e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Borrower or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Restricted Subsidiary prior to the date of such consolidation or merger;

(f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Restricted Subsidiary in the form of cash distributions;

(g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary;

(h) earnings resulting from any reappraisal, revaluation or write-up of assets;

(i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

(j) any gain arising from the acquisition of any Securities of the Borrower or any Restricted Subsidiary; and

(k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

Consolidated Net Income Available for Interest Charges

“Consolidated Net Income Available for Interest Charges” for any period means: (1) Consolidated net Income, plus (2) the sum of (i) State, federal or local taxes measured by income and excess profits taxes paid or accrued by the Borrower and its Restricted Subsidiaries on account of such Consolidated Net Income during said period plus (ii) all Interest Charges of the Borrower and its Restricted Subsidiaries for said period (but only to the extent deducted in computing Consolidated Net Income for said period).

Consolidated Net Worth

“Consolidated Net Worth” means as of any date the aggregate amount of the capital stock accounts (less treasury stock), retained earnings and surplus of the Borrower and its Restricted Subsidiaries after deducting Minority Interests to the extent included in the capital stock accounts of the Borrower, all as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries.

Corporate Trust Office

“Corporate Trust Office” means with respect to the Trustee, the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located in San Francisco, California; provided, however, that with respect to presentation of Bonds for payment or for registration of transfer and exchange such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate trust agency business shall be conducted.

Corporation

“Corporation” means SJW Corp., a California corporation which is the parent company of the Borrower, and any person who succeeds to all or substantially all of the assets and business of SJW Corp.

Costs of Issuance

“Costs of Issuance” means all items of expense directly or indirectly payable by or reimbursable to the Authority or the Borrower and related to the authorization, issuance, sale and delivery of the Bonds, including but not limited to costs of preparation and reproduction of documents, printing expenses, filing and recording fees, initial fees and charges of the Trustee, underwriting fees, legal fees and charges, fees and disbursements of consultants and professionals, rating agency fees, fees and charges for preparation, execution and safekeeping of the Bonds and any other cost, charge or fee incurred in connection with the original issuance of the Bonds which constitutes a “cost of issuance” within the meaning of Section 147(g) of the Code.

Costs of Issuance Fund

“Costs of Issuance Fund” means the fund by that name established pursuant to Section 3.04 hereof.

Costs of the Project

“Costs of the Project” means the sum of the items, or any such item, authorized to be paid from the Project Fund pursuant to the provisions of Section 3.2 of the Agreement, but shall not include any Costs of Issuance.

Current Debt

“Current Debt” of any Person means (i) all Indebtedness of such Person for borrowed money payable on demand or in less than one year and (ii) all Guaranties by such Person of Current Debt of others; provided that in the determination of Current Debt of the Borrower or any Restricted Subsidiary, there shall be excluded any Indebtedness for Ordinary Course Deposits.

Date of Delivery

“Date of Delivery” means June 16, 2010, the date of initial issuance and delivery of the Bonds.

Default Rate

“Default Rate” means seven percent (7.0%) per annum or, if seven percent (7.0%) is greater than the rate then permitted by law, at the maximum rate so permitted.

Determination of Taxability

“Determination of Taxability” means the occurrence or existence of any of the conditions or events more fully described in Section 7.3(b) of the Loan Agreement.

Direct Participants

“Direct Participants” means those broker-dealers, banks and other financial institutions from time to time for which DTC holds the Bonds as securities depository.

DTC

“DTC” means The Depository Trust Company, New York, New York, a limited purpose trust company organized under the New York Banking Law, or any successor securities depository for the Bonds.

Environmental Regulations

“Environmental Regulations” means any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating to dangerous, toxic or hazardous pollutants, Hazardous Substances, chemical waste, materials or substances.

Event of Default

“Event of Default” means any of the events specified in Section 7.01 hereof.

Fiscal Year

“Fiscal Year” means the period beginning on January 1 of each year and ending on the next succeeding December 31, or any other twelve-month, or fifty-two week, period hereafter selected and designated as the official fiscal year period of the Borrower.

Fitch

“Fitch” means Fitch, Inc. a corporation organized and existing under the laws of the State of Delaware, doing business as Fitch Ratings, its successors and their assigns, or, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized securities rating agency (other than S&P or Moody’s) designated by the Authority, with the approval of the Borrower, by notice to the Trustee.

Funded Debt

“Funded Debt” of any Person means (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under generally accepted accounting principles, (ii) all Capitalized Rentals of such Person, (iii) all Guaranties by such Person of Funded Debt of others and (iv) for purposes of calculating compliance with Section 5.2(a)(iii)(C)(x) of the Loan Agreement and the definitions contained therein, Funded Debt of the Borrower shall include all Additional Funded Debt of the Borrower; provided that in the determination of Funded Debt of the Borrower or any Restricted Subsidiary, there shall be excluded any Indebtedness for Ordinary Course Deposits.

Governmental Obligation

“Governmental Obligation” means a bond, note or other evidence of indebtedness issued by the State or any agency or political subdivision of the State, which is described by Sections 103 and 141-150 of the Code.

Guaranties

“Guaranties” by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefore, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made, a Guaranty in respect of any Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligations, liability or dividend.

Guarantor

“Guarantor” means any Person that has guaranteed the obligations of the Borrower under the Agreement.

Hazardous Substances

“Hazardous Substances” means (a) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Environmental Regulation; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) any chemical, material or substance defined as or included in the definition of “waste,” “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” or “toxic substances” or words of similar import under any Environmental Regulation including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 USC §§ 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 USC §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC §§ 1801 et seq.; the Federal Water Pollution Control Act, 33 USC §§ 1251 et seq.; the California Hazardous Waste Control Law (“HWCL”), Cal. Health & Safety Code §§ 25100 et seq.; the Hazardous Substance Account Act (“HSAA”), Cal. Health & Safely Code §§ 25300 et seq.; the Underground Storage of Hazardous Substances Act, Cal. Health & Safety Code §§ 25280 et seq.; the Porter-Cologne Water Quality Control Act (the “Porter-Cologne Act”), Cal. Water Code §§ 13000 et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65); and Title 22 of the California Code of Regulations, Division 4, Chapter 30; (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other person coming upon the Project or adjacent property; or (e) any other chemical, materials or substance which may or could pose a hazard to the environment.

Holder or Bondholder or Owner

“Holder” or “Bondholder,” or “Owner,” whenever used herein with respect to a Bond, means the Person in whose name such Bond is registered.

Indebtedness

“Indebtedness” of any Person means and includes all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrower money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of obligations of others of the character referred to in this definition. For the purpose of computing the “Indebtedness” of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the liabilities of such Person.

Indenture

“Indenture” means this Indenture, as originally executed or as it may from time to time be supplemented, modified or amended by any Supplemental Indenture.

Information Services

“Information Services” means Financial Information, Inc.’s “Daily Called Bond Service,” 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Services “Called Bond Service,” 65 Broadway, 16th Floor, New York, New York 10006; Moody’s “Mergent/FIS, Inc.,” 5250 77 Center Drive, Suite 150, Charlotte, North Carolina 28217, Attention: Called Bonds Department; the Municipal Securities Rulemaking Board c/o Electronic Municipal Market Access at www.emma.msrb.org; and Standard and Poor’s “Called Bond Record,” 55 Water Street, New York, NY 10041; or, in accordance with then current guidelines of the Securities and Exchange Commission, such other services providing information with respect to called bonds, or no such services, as the Authority may indicate in a Certificate of the Authority delivered to the Trustee.

Interest Account

“Interest Account” means the account by that name in the Revenue Fund established pursuant to Section 5.02 hereof.

Interest Charges

“Interest Charges” of any Person with respect to any Indebtedness thereof for any period means all interest charges (including amortization of debt discount or amounts imputed as interest of any Indebtedness in accordance with sound accounting practice) paid, payable or accruing in respect of such Indebtedness for such period; provided that if the interest charges on such Indebtedness are to be determined for any period commencing after the date of computation, then in the case of any Indebtedness evidenced by an obligation bearing interest at a variable rate or at different fixed rates, or any obligation on which interest does not begin to accrue at the date of computation of Interest Charges, or any obligation on which interest does not become payable until a specified date more than one year after the date of computation, the interest charges attributable to such obligation shall be calculated on the basis of the greater of (i) the rate payable on such obligation on the date of computation and (ii) the average interest rate payable on all Funded Debt of such Person during the three-month period immediately preceding the date of computation.

Interest Payment Date

“Interest Payment Date” means June 1 and December 1 of each year, commencing December 1, 2010.

Interest Period

“Interest Period” means the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date, except that the first Interest Period shall be the period from and including the date of the first authentication and delivery of the Bonds to and including the day immediately preceding the first Interest Payment Date relating to such Bonds.

Investment Securities

“Investment Securities” means any of the following securities (other than those issued by the Authority, the Borrower or any Guarantor):

(i) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America;

(ii) Investments in certificates of deposit maturing within one year from the date of acquisition thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $200,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof, rated “A” or better by S&P or “A2” or better by Moody’s;

(iii) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower, is accorded the highest rating by S&P or Moody’s or is issued by a corporation organized under the laws of the United States or any state thereof with outstanding corporate debt obligations which are rated “AA” or better by S&P, or “Aa2” or better by Moody’s; and

(iv) Investments in (i) money market funds, (ii) mutual funds invested primarily in corporate debt obligations which are rated “AA” or better by S&P or “Aa2” or better by Moody’s, or preferred stock of any such Person; provided that in no event shall (x) any such corporate debt obligations held outside a mutual fund be in the form of adjustable or variable rate securities and (y) more than 5% of the assets of any such mutual fund be in the form of adjustable or variable rate securities.

Investments

“Investments” means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance capital contribution or otherwise; provided, however, that “Investments” shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

Lien

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, but, excluding in the case of the Borrower or any Restricted Subsidiary, rights, reserved to or vested in any municipality or public authority as an incident of any franchise, grant, license or permit of the Borrower or any Restricted Subsidiary, as the case may be, whether by the terms of any franchise, grant, license or permit or provision of law or otherwise. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buyback agreements and all similar arrangements) affecting property. For the purposes of this definition, the Borrower or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

Loan Default Event

“Loan Default Event” means any one or more of the events specified in Section 7.1 of the Agreement.

Loan Repayments

“Loan Repayments” means the payments so designated and required to be made by the Borrower pursuant to Section 4.2 of the Agreement.

Minority Interests

“Minority Interests” means any shares of stock of any class of a Restricted Subsidiary (other than directors’ qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interest constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

Moody’s

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency (other than S&P or Fitch) designated by the Authority, with the approval of the Borrower, by notice to the Trustee.

Opinion of Counsel

“Opinion of Counsel” means a written opinion (addressed and delivered to the Authority and the Trustee) of counsel (who may be counsel for the Authority) selected by the Authority. If and to the extent required by the provisions of Section 1.02 hereof, each Opinion of Counsel shall include the statements provided for in Section 1.02 hereof.

Ordinary Course Deposits

“Ordinary Course Deposits” means in the case of the Borrower or any Restricted Subsidiary any deposits or advances received by the Borrower or such Restricted Subsidiary, as the case may be (whether shown on the Borrower’s balance sheet as advances for construction, contributions in aid of construction, or otherwise), in the ordinary course of its business from customers, consumers, property developers or other Persons if, in each case, such deposits or advances were made in accordance with customary practices of the utility industry in existence at such time or pursuant to regulatory authority.

Outstanding

“Outstanding,” when used as of any particular time with reference to Bonds, means (subject to the provisions of Section 11.10 hereof) all Bonds theretofore, or thereupon being, authenticated and delivered by the Trustee under this Indenture except (1) Bonds theretofore canceled by the Trustee or surrendered to the Trustee for cancellation; (2) Bonds with respect to which liability of the Authority shall have been discharged in accordance with Section 10.02 hereof, including Bonds (or portions of Bonds) referred to in Section 11.10 hereof; and (3) Bonds for the transfer or exchange of or in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to this Indenture.

Owner

See “Holder.”

Participating Affiliate

“Participating Affiliate” means, with respect to the Borrower, each Person (i) that directly or indirectly, through one or more intermediaries or other Persons, controls, or is controlled by, or is under common control with, the Borrower, and (ii) that is itself, or with its affiliates described in clause (i), a “participating party” within the meaning of the Act. For purposes of this definition, a “Person” who is an individual includes the spouse, children or parents of such Person (collectively, “relatives”), and includes any trust of which such Person or his or her relatives is the trustee or a beneficiary. For the purpose of this definition, the “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of a majority of voting securities or membership interests, as trustee, by contract or otherwise.

Paying Agent

“Paying Agent” means the Paying Agent described in Section 8.07 hereof.

Person

“Person” means an individual, corporation, firm, association, limited liability company, partnership, trust, or other legal entity or group of entities, including a governmental entity or any agency or political subdivision thereof.

Principal Account

“Principal Account” means the account by that name in the Revenue Fund established pursuant to Section 5.02.

Principal Payment Date

“Principal Payment Date” means June 1, 2040.

Proceeds Account

“Proceeds Account” means all of the accounts by that name established pursuant to Section 3.04 hereof.

Pro Forma Interest Charges

“Pro Forma Interest Charges” means, as of the date of any determination thereof, the sum of Interest Charges with respect to all Funded Debt of the Borrower and its Restricted Subsidiaries (other than Funded Debt to be retired concurrently with the issuance of the Funded Debt then to be issued) for the twelve full consecutive calendar months immediately following such date of determination, determined on a pro forma basis, including, Interest Charges on all Funded Debt then to be issued; provided, that if Funded Debt of the Borrower includes Additional Funded Debt of the Borrower, the Interest Charges for such Additional Funded Debt shall be based upon the rate then payable under the bank credit facility; provided further that if the unsecured debt of the Borrower to the Corporation or its subsidiaries exceeds the Borrower’s unsecured debt under the bank credit facility at the time of reference, the Interest Charges shall be based upon the rate then payable on such unsecured debt to the Corporation or its subsidiaries.

Project

“Project” means the project described in Exhibit A to the Agreement, and as it may be amended pursuant to the terms of the Agreement.

Project Fund

“Project Fund” means the fund by that name established pursuant to Section 3.03 hereof.

Rating Agency

“Rating Agency” means Moody’s, if Moody’s is then rating the Bonds, S&P, if S&P is then rating the Bonds and/or Fitch, if Fitch is then rating the Bonds, or such other nationally-recognized rating agency then rating the Bonds.

Rebate Fund

“Rebate Fund” means the fund by that name created pursuant to Section 5.05 hereof.

Rebate Instructions

“Rebate Instructions” means those calculations and directions required to be delivered to the Trustee and, if requested, the Authority by the Borrower under the Tax Certificate.

Rebate Requirement

“Rebate Requirement” means the Rebate Requirement defined in the Tax Certificate.

Record Date

“Record Date” means the day, whether or not a Business Day, which is the fifteenth day of the month prior to an Interest Payment Date.

Redemption Account

“Redemption Account” means the account by that name established in the Revenue Fund pursuant to Section 5.02 hereof.

Rentals

“Rentals” means mean and include, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

Restricted Subsidiary

“Restricted Subsidiary” means any Subsidiary (i) which is organized under the laws of the United States or any state thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and (iii) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned by the Borrower and/or one or more Restricted Subsidiaries.

Retained Rights

“Retained Rights” means the right of the Authority to receive certain payments, if any, with respect to fees, expenses and indemnification under the Loan Agreement, or to enforce its rights under Sections 3.1, 4.2(b), 4.2(c), 4.2(d), 6.2(c), 6.3, 8.2 and 8.3 of the Loan Agreement and the rights expressly granted to the Authority under the Loan Agreement to indemnification, inspection, consent and receipt of certificates, notices and opinions.

Revenue Fund

“Revenue Fund” means the fund by that name established pursuant to Section 5.01.

Revenues

“Revenues” means all amounts received by the Authority or the Trustee for the account of the Authority pursuant or with respect to the Agreement, including, without limiting the generality of the foregoing, Loan Repayments (including both timely and delinquent payments, any late charges, and paid from whatever source), prepayments, insurance proceeds, condemnation proceeds, and all interest, profits or other income derived from the investment of amounts in any fund or account established pursuant to this Indenture (except as provided below), but not including Additional Payments, including without limitation any Administrative Fees and Expenses, or any moneys paid for deposit into the Rebate Fund or the Borrower Account of the Costs of Issuance Fund and investment earnings on any moneys held in such account(s) or Fund.

S&P

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., its successors and their assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency (other than Moody’s or Fitch) designated by the Authority, with the approval of the Borrower, by notice to the Trustee.

Securities Depositories

“Securities Depositories” means the following registered securities depositories: The Depository Trust Company, 55 Water Street, New York, New York 10041-0099 (for notices of redemption – Attn: Call Notification Department, Redemption Notice Enclosed, Fax-(212) 855-7232, 7233, 7234 or 7235; for notices of tender – Attn: Put Bonds Unit, Put Notice Enclosed, Fax-(212) 855-5235); or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other securities depositories, or no such depositories, as the Authority may indicate in a Certificate of the Authority delivered to the Trustee.

Security

“Security” shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

State

“State” means the State of California.

Subsidiary

“Subsidiary” means a subsidiary of the Borrower. The term “subsidiary” means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation.

Supplemental Indenture

“Supplemental Indenture” means any indenture hereafter duly authorized and entered into between the Authority and the Trustee, supplementing, modifying or amending this Indenture; but only if and to the extent that such Supplemental Indenture is specifically authorized hereunder.

Surplus Account

“Surplus Account” means the account established within the Revenue Fund pursuant to Section 3.03 hereof.

Tax Certificate

“Tax Certificate” means the Tax Certificate and Agreement of the Borrower and the Authority dated the Date of Delivery.

Tax-exempt

“Tax-exempt” means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from gross income for federal income tax purposes (other than in the case of a Holder of any Bonds who is a substantial user of any component of the Project or a related person within the meaning of Section 147(a) of the Code) whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating tax liabilities, including any alternative minimum tax or environmental tax, under the Code.

Total Capitalization

“Total Capitalization” means as of any date the sum of (i) Consolidated Net Worth plus (ii) Consolidated Funded Debt.

Trustee

“Trustee” means Wells Fargo Bank, National Association, a national banking association organized and existing under and by virtue of the laws of the United States of America, having Corporate Trust Offices in San Francisco, California, or its successor as Trustee hereunder as provided in Section 8.01.

Voting Stock

“Voting Stock” means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

SECTION 1.02. Content of Certificates and Opinions. Every certificate or opinion provided for in this Indenture with respect to compliance with any provision hereof shall include (1) a statement that the Person making or giving such certificate or opinion has read such provision and the definitions herein relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the certificate or opinion is based; (3) a statement that, in the opinion of such Person, such Person has made or caused to be made such examination or investigation as is necessary to enable such Person to express an informed opinion with respect to the subject matter referred to in the instrument to which such Person’s signature is affixed; (4) a statement of the assumptions upon which such certificate or opinion is based, and that such assumptions are reasonable; and (5) a statement as to whether, in the opinion of such Person, such provision has been complied with.

Any such certificate or opinion made or given by an officer of the Authority or an officer or Authorized Representative of the Borrower may be based, insofar as it relates to legal, accounting or business matters of either of them, upon a certificate or opinion of or representation by counsel, an Accountant or a management consultant, unless such officer or Authorized Representative knows, or in the exercise of reasonable care should have known, that the certificate, opinion or representation with respect to the matters upon which such certificate, opinion or representation may be based, as aforesaid, is erroneous. Any such certificate, opinion or representation made or given by counsel, an Accountant or a management consultant may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Authority or the Borrower, as the case may be) upon a certificate or opinion of or representation by an officer of the Authority or an officer or Authorized Representative of the Borrower, unless such counsel, Accountant or management consultant knows, or in the exercise of reasonable care should have known, that the certificate or opinion or representation with respect to the matters upon which such Person’s certificate or opinion may be based, as aforesaid, is erroneous. The same officer of the Authority or officer or Authorized Representative of the Borrower, or the same counsel or Accountant or management consultant, as the case may be, need not certify to all of the matters required to be certified under any provision of this Indenture, but different officers, Authorized Representatives, counsel, Accountants or management consultants may certify to different matters, respectively.

SECTION 1.03. Interpretation. (a) Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

(b) Headings of articles and sections herein and the table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.

(c) All references herein to “Articles,” “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; the words “herein,” “hereof,” “hereby,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof.

ARTICLE II

THE BONDS

SECTION 2.01. Authorization of Bonds. The Bonds shall be issued hereunder in order to obtain moneys to carry out the purposes of the Act for the benefit of the Authority and the Borrower. The Bonds are designated as “California Pollution Control Financing Authority Revenue Bonds (San Jose Water Company Project), Series 2010A”. This Indenture constitutes a continuing agreement with the Holders from time to time of the Bonds to secure the full payment of the principal (or redemption price) of, premium if any, and interest on all such Bonds subject to the covenants, provisions and conditions herein contained.

SECTION 2.02. Form of the Bonds. The Bonds shall be issued in the form of fully registered bonds and in the principal amount of $50,000,000, to be dated the Date of Delivery. The Bonds shall mature (subject to prior redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on the Principal Payment Date and shall bear interest at the rate of 5.10% per annum.

The Bonds shall be issuable in Authorized Denominations. The Bonds shall be issued in substantially the form set forth in Exhibit A of this Indenture with such variations, insertions or omissions as are appropriate and not inconsistent therewith and shall conform generally to the rules and regulations of any governmental authority or usage or requirement of law with respect thereto. The Bonds shall be numbered and lettered from one upward preceded by the letters “R-” prefixed to the number and may bear such additional letters, numbers, legends or designations as the Bond Registrar determines are desirable.

SECTION 2.03. Interest Rates. (A) The Bonds shall bear interest from and including the date of first authentication and delivery thereof until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Interest on the Bonds with respect to the immediately preceding Interest Period shall be paid as provided below, provided that if any Interest Payment Date is not a Business Day, such interest shall be mailed or wired pursuant to this Section 2.03 on the next succeeding Business Day, with the same effect as if made on the day such payment was due. Interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months.

Subject to Section 2.10, payment of the interest on any Bond shall be made to the Person appearing on the bond registration books of the Bond Registrar as the Bondholder thereof on the Record Date, such interest to be paid by the Paying Agent to such Bondholder (i) by check mailed by first class mail on the Interest Payment Date, to such Bondholder’s address as it appears on the registration books or at such other address as has been furnished to the Bond Registrar as provided below, in writing by such Bondholder not later than the Record Date, or (ii) upon written request at least three Business Days prior to the applicable Record Date of the Bondholder of Bonds aggregating not less than $1,000,000 in principal amount of such Bonds, by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written notice (any such written request shall remain in effect until rescinded in writing by such Bondholder); except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest rate shall be the Default Rate, and such defaulted interest shall be paid to the Bondholder in whose name any such Bonds are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest. Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Corporate Trust Office of the Trustee.

SECTION 2.04. Execution of Bonds. The Bonds shall be executed in the name and on behalf of the Authority with the manual or facsimile signature of its Chairman, under the seal of the Authority. Such seal may be in the form of a facsimile of the Authority’s seal and may be reproduced, imprinted or impressed on the Bonds. The Bonds shall then be delivered to the Trustee for authentication by it, as directed by the Authority. In case the officer who shall have signed any of the Bonds shall cease to be such officer of the Authority before the Bonds so signed shall have been authenticated or delivered by the Trustee or issued by the Authority, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issue, shall be as binding upon the Authority as though the officer who signed the same had continued to be such officer of the Authority, and also any Bonds may be signed on behalf of the Authority by such individual as at the actual date of execution of such Bonds shall be the proper officer of the Authority although at the nominal date of such Bonds any such individual shall not have been such officer of the Authority.

Only such of the Bonds as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A, with the manual signature of the Trustee as authenticating agent, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee shall be conclusive evidence that the Bonds so authenticated have been duly executed, authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

SECTION 2.05. Transfer of Bonds. Any Bond may, in accordance with its terms, be transferred, upon the books required to be kept pursuant to the provisions of Section 2.07 hereof, by the Person in whose name it is registered, in person or by its duly authorized attorney, upon surrender of such registered Bond for cancellation, accompanied by delivery of a written instrument of transfer, duly executed in a form acceptable to the Trustee. Transfer of a Bond shall not be permitted by the Trustee during the period Bonds are selected for redemption or after the Record Date prior to the next succeeding Interest Payment Date.

Whenever any Bond or Bonds shall be surrendered for transfer, the Authority shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds for a like aggregate principal amount in Authorized Denominations. The Trustee shall require the Bondholder requesting such transfer to pay any tax or other governmental charge required to be paid with respect to such transfer. The cost of printing Bonds and any services rendered or expenses incurred by the Trustee in connection with any such transfer shall be paid by the Borrower.

SECTION 2.06. Exchange of Bonds. Bonds may be exchanged at the Corporate Trust Office of the Trustee for a like aggregate principal amount of Bonds of other Authorized Denominations. The Trustee shall require the Bondholder requesting such exchange to pay any tax or other governmental charge required to be paid with respect to such exchange. The cost of printing Bonds and any services rendered or expenses incurred by the Authority or the Trustee in connection with any such exchange shall be paid by the Borrower.

SECTION 2.07. Bond Register. The Trustee will keep or cause to be kept at its Corporate Trust Office sufficient books for the registration and transfer of the Bonds, which shall at all times be open to inspection during regular business hours by the Authority upon reasonable notice; and, upon presentation for such purpose, the Trustee shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on such books, Bonds as hereinbefore provided.

SECTION 2.08. Temporary Bonds. The Bonds may be issued in temporary form exchangeable for definitive Bonds when ready for delivery. Any temporary Bond may be printed, lithographed or typewritten, shall be in an Authorized Denomination, shall be in fully registered form without coupons and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Authority and be authenticated by the Trustee upon the same conditions and in substantially the same manner as the definitive Bonds. If the Authority issues temporary Bonds it will execute and deliver definitive Bonds as promptly thereafter as practicable, and thereupon the temporary Bonds may be surrendered, for cancellation, in exchange therefor at the Corporate Trust Office of the Trustee and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds in Authorized Denominations. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

SECTION 2.09. Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the Authority, at the expense of the Holder of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of the Bond so mutilated. Every mutilated Bond so surrendered to the Trustee shall be canceled by it and upon request delivered to the Authority. If any Bond shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Authority and the Trustee and, if such evidence be satisfactory to both and indemnity satisfactory to them shall be given, the Authority, at the expense of the Holder, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured, instead of issuing a substitute Bond, the Trustee may pay the same without surrender thereof upon receipt of indemnity satisfactory to the Trustee). The Authority may require payment by the Holder of a sum not exceeding the actual cost of preparing each new Bond issued under this Section and of the expenses which may be incurred by the Authority and the Trustee in the premises. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment or registration such original Bond, the Trustee shall be entitled to recover such new Bond from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Authority in connection therewith. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Authority whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

SECTION 2.10. Book-Entry Only System. (A) Except as otherwise provided in subsections (B) and (C) of this Section 2.10, the Bonds initially authenticated and delivered hereunder shall be registered in the name of Cede & Co., as nominee of DTC, or such other nominee as DTC shall request. Payments of interest on, principal of and any premium on the Bonds shall be made to the account of Cede & Co. on each payment date for principal or interest on the Bonds at the address indicated for Cede & Co. in the registration books maintained by the Bond Registrar by transfer of immediately available funds. DTC has represented to the Authority that it will maintain a book-entry system in recording ownership interests of the Direct Participants and the ownership interests of Beneficial Owners will be recorded through book entries on the records of the Direct Participants.

(B) The Bonds shall be initially issued in the form of a separate single authenticated fully registered Bond in the amount of each separate stated maturity. With respect to Bonds so registered in the name of Cede & Co., the Authority and the Trustee shall have no responsibility or obligation to any Direct Participant or to any Beneficial Owner of such Bonds. Without limiting the immediately preceding sentence, the Authority and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any Direct Participant with respect to any beneficial ownership interest in the Bonds, (ii) the delivery to any Direct Participant, Beneficial Owner or other Person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption, (iii) the payment to any Direct Participant, Beneficial Owner or other Person, other than DTC, of any amount with respect to the principal, redemption price of, or interest on, the Bonds or (iv) any consent given or other action taken by DTC as Holder of the Bonds. The Authority and the Trustee treat DTC as, and deem DTC to be, the absolute Holder of each Bond for all purposes whatsoever including (but not limited to) (i) payment of the principal, redemption price of, and interest on, each such Bond, (ii) giving notices of conversion or redemption and other matters with respect to such Bonds and (iii) registering transfers with respect to such Bonds. The Trustee shall pay the principal, redemption price (including premium, if any) of, and interest on, all Bonds only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Authority’s obligations with respect to such principal, redemption price, and interest, to the extent of the sum or sums so paid. No Person other than DTC shall receive a Bond evidencing the obligation of the Authority to make payments of principal, redemption price of, and interest on, the Bonds pursuant to this

Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the transfer provisions hereof, the word “Cede & Co.” in this Indenture shall refer to such new nominee of DTC.

(C)(1) DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable written notice to the Authority and the Trustee and discharging its responsibilities with respect thereto under applicable law.

(2) The Authority, in its sole discretion and without the consent of any other Person, may terminate, upon provision of notice to the Trustee and the Borrower, the services of DTC with respect to the Bonds if the Authority determines that the continuation of the system of book-entry only transfers through DTC (or a successor securities depository) is not in the best interests of the Beneficial Owners of the Bonds or is burdensome to the Authority.

(3) The Authority shall terminate the services of DTC with respect to the Bonds upon receipt by the Authority, the Trustee and the Borrower of written notice from DTC to the effect that DTC has received written notice from Direct Participants having interests, as shown in the records of DTC, in an aggregate principal amount of not less than 50% of the aggregate principal amount of the then Outstanding Bonds to the effect, that: (i) DTC is unable to discharge its responsibilities with respect to such Bonds, or (ii) a continuation of the requirement that all of the Outstanding Bonds be registered in the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of such Bonds.

(D) Upon the termination of the services of DTC with respect to the Bonds pursuant to subsection (C)(3)(ii) hereof, or upon the discontinuance or termination of the services of DTC with respect to the Bonds pursuant to subsection (C)(1), (C)(2) or subsection (C)(3)(i) hereof after which no substitute Securities Depository willing to undertake the functions of DTC hereunder can be found or which, in the opinion of the Authority, is willing and able to undertake such functions upon reasonable and customary terms, the Bonds shall no longer be restricted to being registered in the registration books kept by the Trustee in the name of Cede & Co. as nominee of DTC. In such event, the Authority shall issue and the Trustee shall transfer and exchange Bond certificates as requested by DTC or Direct Participants of like principal amount and maturity, in Authorized Denominations to the identifiable Beneficial Owners in replacement of such Beneficial Owners’ beneficial interests in the Bonds.

(E) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal, redemption price of, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the letter of representations of the Authority addressed to DTC with respect to the Bonds (the “DTC Letter of Representations”).

(F) In connection with any notice or other communication to be provided to Bondholders pursuant to this Indenture by the Authority or the Trustee with respect to any consent or other action to be taken by Bondholders, the Authority or the Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.

(G) Notwithstanding any provision herein to the contrary, the Authority and the Trustee may agree to allow DTC, or its nominee, Cede & Co., to make a notation on any Bond redeemed in part to reflect, for informational purposes only, the principal amount and date of any such redemption.

ARTICLE III

ISSUANCE OF BONDS; APPLICATION OF PROCEEDS

SECTION 3.01. Issuance of the Bonds. At any time after the execution and delivery of this Indenture or from time to time thereafter, upon the execution of the Bonds by the Authority and delivery thereof to the Trustee, as hereinabove provided, and without any further action on the part of the Authority, the Trustee shall authenticate upon Request of the Authority, and deliver the Bonds in an aggregate principal amount not exceeding $50,000,000.

SECTION 3.02. Application of Proceeds of Bonds and Other Moneys. The proceeds received by the Authority from the sale of the Bonds shall be deposited with the Trustee, who shall forthwith:

(i) deposit $1,000,000.00 of such proceeds into the Proceeds Account of the Costs of Issuance Fund, which fund and account the Trustee shall establish and maintain as further provided in Section 3.04 hereof; and

(ii) deposit the balance of such proceeds ($49,000,000.00) into the Project Fund, which fund the Trustee shall establish and maintain as further provided in Section 3.03 hereof.

The Trustee shall also deposit $0 received from the Borrower in the Borrower Account of the Costs of Issuance Fund.

SECTION 3.03. Project Fund. The Trustee shall establish the San Jose Water Company Project Fund (the “Project Fund”) for which proceeds of the Bonds will be applied to the payment of the Costs of the Project. The moneys in the Project Fund shall be held by the Trustee in trust and applied to the payment of the Costs of the Project, in the manner set forth below.

Before each payment is made from the Project Fund (including any account established therein) by the Trustee, there shall be filed with the Trustee a sequentially numbered Requisition of the Borrower conforming with the requirements of this Section and Section 3.2 of the Agreement, and in the form attached hereto as Exhibit C, stating with respect to each payment to be made:

(1) the requisition number;

(2) the name and address of the Person to whom payment is due;

(3) the purpose for which such payment is to be made;

(4) the amount to be paid;

(5) that each obligation mentioned therein has been properly incurred and is a proper charge against the Project Fund;

(6) that none of the items for which payment is requested has been previously reimbursed from the Project Fund;

(7) that each item for which payment is requested is or was necessary in connection with the acquisition, construction, renovation, installation, improvement, equipping or financing of the Project;

(8) that at least 96% of the amount requisitioned, together with all amounts requisitioned to date, have in the aggregate been used to pay for or to reimburse the Borrower for expenditures properly allocable to Costs of the Project pursuant to the Tax Certificate (excluding Costs of Issuance); and

(9) that an invoice evidencing each item for payment is attached thereto, including invoices for costs previously paid and for which reimbursement is being requested.

Each such Requisition of the Borrower shall be sufficient evidence of the facts stated therein and the Trustee shall have no duty to confirm the accuracy of such facts. Upon receipt of each such Requisition of the Borrower, signed by an Authorized Representative of the Borrower and accompanied by an invoice for each item for payment, the Trustee shall thereupon disburse moneys in the Project Fund to pay the amount set forth therein as directed by the terms thereof. The Authority may at any time request copies of accounting records from the Trustee reflecting investment and disbursement of funds in the accounts under its control.

Prior to the Completion Date, if Borrower delivers a Request to the Trustee (i) describing a component of the Project that is no longer necessary for inclusion within the Project and the reasons therefore (which Request has been consented to, or deemed consented to by the Authority in accordance with Section 3.2(d) of the Agreement), and (ii) requesting the Trustee to apply a proportionate amount of moneys in the Project Fund which correspond to such portion of the Project to redeem Bonds in Authorized Denominations, to the maximum degree permissible, and at the earliest possible dates at which the Bonds can be redeemed pursuant to Section 4.01 of this Indenture; then the Trustee shall transfer such amount from the Project Fund into a separate account within the Revenue Fund, which the Trustee shall establish and hold in trust, and which shall be entitled the “Surplus Account.” The moneys in the Surplus Account shall be used and applied (subject to Section 5.03) in accordance with such Request (unless some other application of such moneys permitted by the Indenture and the Loan Agreement is requested by the Borrower and would not, in the opinion of Bond Counsel, cause interest on the Bonds to become no longer Tax-exempt).

Upon the receipt by the Trustee of a certificate conforming with the requirements of Section 3.3 of the Agreement, and after payment of costs payable from the Project Fund or provision having been made for payment of such costs not yet due by retaining such costs in the Project Fund or otherwise as directed in such certificate, the Trustee shall transfer any remaining balance in the Project Fund into either any previously established Surplus Account or into a separate account within the Revenue Fund, which the Trustee shall establish and hold in trust, and which shall be entitled the “Surplus Account.” The moneys in the Surplus Account shall be used and applied (subject to Section 5.03) at the written direction of the Borrower (unless some other application of such moneys permitted by the Indenture and the Loan Agreement is requested by the Borrower and would not, in the opinion of Bond Counsel, cause interest on the Bonds to become no longer Tax-exempt) to redeem Bonds in Authorized Denominations, to the maximum degree permissible, and at the earliest possible dates at which the Bonds can be redeemed pursuant to Section 4.01 of this Indenture.

Notwithstanding Section 5.05 hereof, the moneys in the Surplus Account shall be invested at the written instruction of the Borrower at a yield no higher than the yield on the Outstanding Bonds (unless in the opinion of Bond Counsel, addressed and delivered to the Authority and the Trustee, investment at a higher yield would not cause interest on the Bonds to become no longer Tax-exempt), and all such investment income shall be deposited in the Surplus Account and expended or reinvested as provided above.

In the event of redemption of all of the Bonds pursuant to Section 4.01 hereof or an Event of Default which causes acceleration of the Bonds, any moneys then remaining in the Project Fund shall be transferred to the Surplus Account within the Revenue Fund, and all moneys in the Revenue Fund shall be used to redeem Bonds or pay Bonds upon such acceleration.

SECTION 3.04. Costs of Issuance Fund. The Trustee shall establish the Costs of Issuance Fund (the “Costs of Issuance Fund”). The Trustee shall also create separate accounts in the Costs of Issuance Fund designated the “Proceeds Account” and the “Borrower Account”. The moneys in each account of the Costs of Issuance Fund shall be held by the Trustee in trust and applied to the payment of Costs of Issuance for the Bonds, upon a sequentially numbered Requisition of the Borrower filed with the Trustee, in the form attached hereto as Exhibit D, together with invoices as required by Section 3.2(c) of the Agreement, signed by an Authorized Representative of the Borrower. All payments from the Costs of Issuance Fund shall be reflected in the Trustee’s regular accounting statements. Any amounts remaining in the Proceeds Account of the Costs of Issuance Fund six months following the Date of Delivery of the Bonds shall be transferred to the Project Fund and any amounts remaining in the Borrower Account of the Costs of Issuance Fund six months following the Date of Delivery of the Bonds shall be transferred to the Borrower. Upon such transfers, the Trustee shall close the Costs of Issuance Fund.

SECTION 3.05. Validity of Bonds. The validity of the authorization and issuance of the Bonds is not dependent on and shall not be affected in any way by any proceedings taken by the Authority or the Trustee with respect to or in connection with the Agreement. The recital contained in the Bonds that the same are issued pursuant to the Act and the Constitution and laws of the State shall be conclusive evidence of their validity and of compliance with the provisions of law in their issuance.

ARTICLE IV

REDEMPTION OF BONDS

SECTION 4.01. Terms of Redemption of Bonds. The Bonds are subject to redemption if and to the extent the Borrower is entitled to make and makes, or is required to make, a prepayment pursuant to Articles IV or VIII of the Agreement. All such prepayments shall be deposited in the Redemption Account. The Bonds shall not be called for optional redemption, and the Trustee shall not give notice of any such redemption, unless the Borrower has so directed in writing to the Trustee with a copy to the Authority, as provided in the Loan Agreement.

(1) Sinking Fund Redemption. The Bonds shall not be subject to mandatory sinking fund redemptions.

(2) Mandatory Redemption Upon Invalidity. In the event of a prepayment pursuant to Section 7.3(a) of the Agreement as a result of invalidity, Bonds Outstanding on the date of the occurrence of the invalidity shall be redeemed in whole at any time within 30 days thereafter, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption. No redemption of Bonds shall be made pursuant to any of the other provisions of this Section 4.01 following invalidity.

(3) Mandatory Redemption of Bonds Upon a Determination of Taxability. In the event of a prepayment pursuant to Section 7.3(b) of the Agreement as a result of a Determination of Taxability, Bonds Outstanding on the date of the occurrence of the Determination of Taxability shall be redeemed, in whole or in part, at any time within 30 days thereafter, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption. No redemption of Bonds shall be made pursuant to any of the other provisions of this Section 4.01 following a Determination of Taxability.

(4) Optional Redemption. The Bonds shall also be subject to redemption, in whole or in part, on any date on or after June 1, 2020 at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption, if any.

SECTION 4.02. Selection of Bonds for Redemption. Whenever provision is made in this Indenture for the redemption of less than all of the Bonds, the Trustee shall select the Bonds to be redeemed from all Bonds or such given portion thereof not previously called for redemption by lot in any manner which the Trustee in its sole discretion shall deem appropriate.

SECTION 4.03. Notice of Redemption. Notice of redemption shall be mailed by first class mail not less than 30 days or more than 60 days before such redemption date, to the respective Holders of any Bonds designated for redemption at their addresses on the registration books maintained by the Bond Registrar. Each notice of redemption shall state the redemption date, the place or places of redemption, if less than all of the Bonds are to be redeemed, the distinctive number(s) of the Bonds to be redeemed, and in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that on said date there will become due and payable on each of said Bonds the principal thereof or of said specified portion of the principal thereof in the case of a Bond to be redeemed in part only, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Bonds be then surrendered, and, with regard to optional redemption pursuant to Section 4.01(4), in the event that funds required to pay the redemption price are not on deposit under the Indenture at the time the notice of redemption is sent, a statement to the effect that the redemption is conditioned upon the receipt of the appropriate funds required to pay the redemption price by the Trustee on or prior to the redemption date. Neither failure to receive such notice nor any defect therein shall affect the sufficiency of such redemption. With respect to any notice of optional redemption of Bonds, such notice may be conditional upon the fulfillment of any conditions set out within such notice. In the event that such notice of redemption contains conditions which are not met, the redemption shall not be made, and the Trustee shall give notice, no less than two Business Days before the redemption was to be made, in the manner in which the notice of redemption was given, that the redemption will not be made.

(B) Notice of redemption of such Bonds shall be given by the Trustee, at the expense of the Borrower, for and on behalf of the Authority.

(C) At the same time that it sends notice of redemption to Owners of such Bonds, the Trustee shall also send a copy of the notice by first class mail, by telecopy or by overnight delivery to the Authority, the Securities Depositories and an Information Service. Failure to provide notice to the Authority, the Securities Depositories or an Information Service shall not affect the validity of proceedings for the redemption of such Bonds.

SECTION 4.04. Partial Redemption of Bonds. Upon surrender of any Bond redeemed in part only, the Authority shall execute and the Trustee shall authenticate and deliver to the Owner thereof, at the expense of the Borrower, a new Bond or Bonds of Authorized Denominations and of like maturity equal in aggregate principal amount to the unredeemed portion of the Bond surrendered.

SECTION 4.05. Effect of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price (including premium, if any) of, together with interest accrued to the date fixed for redemption on, the Bonds (or portions thereof) so called for redemption being held by the Trustee, on the redemption date designated in such notice, the Bonds (or portions thereof) so called for redemption shall become due and payable, interest on the Bonds so called for redemption shall cease to accrue, said Bonds (or portions thereof) shall cease to be entitled to any benefit or security under this Indenture, except for payment of particular Bonds for which moneys are being held by the Trustee which moneys shall be pledged to such payment, and the Holders of said Bonds shall have no rights in respect thereof except to receive payment of said redemption price (including premium, if any) and interest accrued to the date fixed for redemption.

All Bonds redeemed pursuant to the provisions of this Article shall be canceled and disposed of in a manner that is deemed appropriate by the Trustee in accordance with its retention policy then in effect.

ARTICLE V

REVENUES; FUNDS AND ACCOUNTS;

PAYMENT OF PRINCIPAL AND INTEREST

SECTION 5.01. Pledge and Assignment; Revenue Fund. (A) Subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein, all of the Revenues and any other amounts (including proceeds of the sale of Bonds) held in any fund or account established pursuant to this Indenture (except the Rebate Fund and the Borrower Account of the Costs of Issuance Fund) are hereby pledged to secure the full payment of the principal of, premium, if any, and interest on the Bonds in accordance with their terms and the provisions of this Indenture. Said pledge shall constitute a lien on and security interest in such assets and shall attach, be perfected and be valid and binding from and after delivery by the Trustee of the Bonds, without any physical delivery thereof or further act.

(B) The Authority hereby transfers in trust, and assigns to the Trustee, for the benefit of the Holders from time to time of the Bonds, all of the Revenues and other assets pledged in subsection (A) of this Section and all of the right, title and interest of the Authority in the Loan Agreement (except for the Retained Rights). Such assignment to the Trustee is solely in its capacity as Trustee under this Indenture, subject to the protections, immunities and limitations from liability afforded the Trustee hereunder. The Trustee shall be entitled to and shall collect and receive all of the Revenues, and any Revenues collected or received by the Authority shall be deemed to be held, and to have been collected or received, by the Authority as the agent of the Trustee and, subject to the provisions of this Indenture, shall forthwith be paid by the Authority to the Trustee. Notwithstanding anything to the contrary in this Indenture, the Authority shall have no obligation to and instead the Trustee may, without further direction from the Authority, take any and all steps, actions and proceedings, to enforce any or all rights of the Authority (other than the Retained Rights) under this Indenture or the Loan Agreement, including, without limitation, the rights to enforce the remedies upon the occurrence and continuation of an Event of Default and the obligations of the Borrower under the Loan Agreement.

(C) All Revenues (except investment earnings (which shall be deposited as provided in Section 5.04)) shall be promptly deposited by the Trustee upon receipt thereof in a special fund designated as the Revenue Fund which the Trustee shall establish, maintain and hold in trust; except as otherwise provided in Section 5.02 hereof, all moneys received by the Trustee and required to be deposited in the Redemption Account, if any, shall be promptly deposited in the Redemption Account, which the Trustee shall establish, maintain and hold in trust as provided in Section 5.02 hereof. All Revenues deposited with the Trustee shall be held, disbursed, allocated and applied by the Trustee only as provided in this Indenture.

(D) On the third Business Day of each June, any amount held by the Trustee in the Revenue Fund on the due date for a Loan Repayment under the Loan Agreement shall be credited against the installment due on the next Loan Repayment date to the extent available for such purpose under the terms of this Indenture.

SECTION 5.02. Allocation of Revenues. On or before any date on which interest or principal (whether at maturity, or by redemption or acceleration) is due, the Trustee shall transfer funds from the Revenue Fund and deposit into the following respective accounts (each of which the Trustee is hereby directed and agrees to establish and maintain within the Revenue Fund), the following amounts, in the following order of priority, the requirements of each such account (including the making up of any deficiencies in any such account resulting from lack of Revenues sufficient to make any earlier required deposit) at the time of deposit to be satisfied before any transfer is made to any account subsequent in priority;

First: to the Interest Account, the aggregate amount of interest becoming due and payable on the next succeeding Interest Payment Date or date of redemption of all Bonds then Outstanding, until the balance in said account is equal to said aggregate amount of interest.

Second: to the Redemption Account, the aggregate amount of principal and premium next coming due by acceleration or by redemption permitted or required under Article IV hereof, or any portion thereof paid by the Borrower.

Third: to the Principal Account, the amount paid by the Borrower and designated as or attributable to principal on the Bonds in the most recent Loan Repayment equal to the aggregate amount of principal due on the Principal Payment Date pursuant to Section 2.02 hereof.

SECTION 5.03. Priority of Moneys in Revenue Fund. Funds for the payment of the principal or redemption price (including premium, if any) of and interest on the Bonds shall be derived from the following sources in the order of priority indicated below from each of the accounts in the Revenue Fund; provided however, that amounts in the respective accounts in the Revenue Fund shall be used to pay when due (whether upon redemption, acceleration, interest payment date, maturity or otherwise) the principal or redemption price (including premium, if any) of and interest on the Bonds held by Holders other than the Borrower prior to the payment of the principal and interest on the Bonds held by the Borrower:

(i) moneys paid into the Interest Account, if any, representing accrued interest received at the initial sale of the Bonds and proceeds from the investment thereof which shall be applied to the payment of interest on such Bonds; and

(ii) moneys paid into the Revenue Fund and deposited in the Revenue Fund and proceeds from the investment thereof.

SECTION 5.04. Investment of Moneys. All moneys in any of the funds or accounts established pursuant to this Indenture shall be invested by the Trustee, as directed in writing by the Borrower or its agent, solely in Investment Securities. Notwithstanding any other provision herein, in the absence of written investment instructions directing the Trustee by noon of the second Business Day preceding the day when investments are to be made, the Trustee is directed to invest available funds in Investment Securities described in paragraph iv of the definition thereof. The Trustee shall not be liable for any losses resulting from any investments made pursuant to the preceding two sentences.

Investment Securities may be purchased at such prices as the Trustee may in its discretion determine or as may be directed by the Borrower or its agent. All Investment Securities shall be acquired subject to the limitations set forth in Section 6.05 hereof, the limitations as to maturities hereinafter in this Section set forth and such additional limitations or requirements consistent with the foregoing as may be established by Request of the Borrower.

Moneys in all funds and accounts shall be invested in Investment Securities maturing not later than the date on which such moneys will be required for the purposes specified in this Indenture. Notwithstanding anything else in this Section 5.04, any moneys in the Interest Account, the Principal Account or the Redemption Account held for the payment of particular Bonds shall be invested at the written direction of the Borrower in direct obligations of the United States or bonds or other obligations guaranteed by the United States government or for which the full faith and credit of the United States is pledged for the full and timely payment of principal and interest thereof (or money market funds or mutual funds consisting solely of such investments which are rated Moody’s “Aaa” or equivalent), rated in the highest rating category applicable to such investments which mature not later than the date on which it is estimated that such moneys will be required to pay such Bonds.

All interest, profits and other income received or losses incurred from the investment of moneys in any fund established pursuant to this Indenture shall be deposited or booked in the fund or account which gave rise to the investment earnings or losses. Notwithstanding anything to the contrary contained in this paragraph, an amount of interest received with respect to any Investment Security equal to the amount of accrued interest, if any, paid as part of the purchase price of such Investment Security shall be credited to the fund from which such accrued interest was paid. To the extent that any Investment Securities are registrable, such Securities shall be registered in the name of the Trustee or its nominee.

For the purpose of determining the amount in any fund, all Investment Securities credited to such fund shall be valued at the lesser of cost or par value plus, prior to the first payment of interest following purchase, the amount of accrued interest, if any, paid as a part of the purchase price.

Subject to Section 6.06 hereof, investments in any and all funds and accounts held by the Trustee hereunder (other than moneys held in the Borrower Account of the Costs of Issuance Fund or moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds or held under Section 10.03 hereof)) may be commingled for purposes of making, holding and disposing of investments, notwithstanding provisions herein for transfer to or holding in particular funds and accounts, the amounts received or held by the Trustee hereunder, provided that the Trustee shall at all times account for such investments strictly in accordance with the funds and accounts to which they are credited and otherwise as provided in this Indenture. Subject to Section 6.05 hereof, any moneys invested in accordance with this Section may be invested in a pooled investment account consisting solely of funds held by the Trustee as a fiduciary. The Authority (and the Borrower by its execution of the Loan Agreement) acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Authority or the Borrower the right to receive brokerage confirmations of security transactions as they occur, the Authority and the Borrower specifically waive receipt of such confirmations to the extent permitted by law. The Trustee will furnish the Authority and the Borrower periodic cash transaction statements which include detail for all investment transactions made by the Trustee hereunder. The Trustee may act as principal or agent in the making or disposing of any investment. The Trustee may sell or present for redemption any Investment Securities whenever it shall be necessary to provide moneys to meet any required payment, transfer, withdrawal or disbursement from the fund to which such Investment Security is credited, and the Trustee shall not be liable or responsible for any loss resulting from such investment.

SECTION 5.05. Rebate Fund. (a) The Trustee shall establish and maintain a fund separate from any other fund established and maintained hereunder designated as the “Rebate Fund” (the “Rebate Fund”). Within the Rebate Fund, the Trustee shall maintain such other accounts as it is instructed by the Borrower as shall be necessary in order to comply with the terms and requirements of the Tax Certificate. Subject to the transfer provisions provided in paragraph (e) below, all money at any time deposited in the Rebate Fund shall be held by the Trustee in trust, to the extent required to satisfy the Rebate Requirement (as defined in the Tax Certificate), for payment to the federal government of the United States of America, and no other Person shall have any rights in or claim to such money. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Section 5.05, by Section 6.06 hereof and by the Tax Certificate (which is incorporated herein by reference). The Trustee shall be deemed conclusively to have complied with such provisions if it follows the directions of the Borrower including supplying all necessary information in the manner provided in the Tax Certificate, shall not be required to take any actions thereunder, in the absence of written directions by the Borrower, and shall have no liability or responsibility to enforce compliance by the Borrower or the Authority with the terms of the Tax Certificate.

(b) Upon the Borrower’s written direction, an amount shall be deposited to the Rebate Fund by the Trustee from deposits by the Borrower, or from available investment earnings on amounts (other than moneys held in the Borrower Account of the Costs of Issuance Fund or moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds or held under Section 10.03 hereof)) held in the Revenue Fund, if and to the extent required, so that the balance of the amount on deposit thereto shall be equal to the Rebate Requirement. Computations of the Rebate Requirement shall be furnished by or on behalf of the Borrower in accordance with the Tax Certificate. The Trustee may rely conclusively upon the Borrower’s determinations, calculations and certifications required by this Section 5.05(b). The Trustee shall have no responsibility to make any independent calculations or determinations or to review the Borrower’s calculations hereunder.

(c) The Trustee shall have no obligation to rebate any amounts required to be rebated pursuant to this Section 5.05 other than from moneys held in the funds and accounts created under this Indenture (other than moneys held in the Borrower Account of the Costs of Issuance Fund or moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds or held under Section 10.03)) or from other moneys provided to it by or on behalf of the Borrower.

(d) The Trustee shall invest all amounts held in the Rebate Fund in Investment Securities as instructed in writing by the Borrower, and the Borrower shall be responsible for such Rebate Instructions complying with the Tax Certificate. Money shall not be transferred from the Rebate Fund except as provided in paragraph (e) below.

(e) Upon receipt of the Borrower’s written directions, the Trustee shall remit part or all of the balances in the Rebate Fund to the United States, as so directed. In addition, if the Borrower so directs, the Trustee will deposit moneys into or transfer moneys out of the Rebate Fund from or into such accounts or funds (other than moneys held in the Borrower

Account of the Costs of Issuance Fund or moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds or held under Section 10.03 hereof)) as directed by the Borrower’s written directions. Any funds remaining in the Rebate Fund after redemption and payment of all of the Bonds and payment and satisfaction of any Rebate Requirement, or provision made therefor shall be withdrawn and remitted to the Borrower upon the Borrower’s written request. The Trustee shall be deemed conclusively to have complied with the rebate requirements if it follows the written directions of the Borrower, and shall, absent its negligence or willful misconduct, have no independent responsibility to, or liability resulting from its failure to, enforce compliance by the Borrower with these rebate requirements

(f) Notwithstanding any other provision of this Indenture, including in particular Article X hereof, the obligation to remit the Rebate Requirements to the United States and to comply with all other requirements of this Section 5.05 hereof, Section 6.06 hereof and the Tax Certificate shall survive the defeasance or payment in full of such Bonds.

ARTICLE VI

PARTICULAR COVENANTS

SECTION 6.01. Punctual Payment. The Authority shall punctually pay or cause to be paid the principal, premium, if any, and interest to become due in respect of all the Bonds, in strict conformity with the terms of the Bonds and of this Indenture, according to the true intent and meaning thereof, but only out of Revenues and other assets pledged for such payment as provided in this Indenture. When and as paid in full, all Bonds shall be delivered to the Trustee, shall forthwith be canceled and destroyed, and a certificate of such destruction shall thereafter be delivered to the Authority.

SECTION 6.02. Extension of Payment of Bonds. The Authority shall not directly or indirectly extend or assent to the extension of the maturity of any of the Bonds or the time of payment of any claims for interest by the purchase or funding of such Bonds or claims for interest or by any other arrangement and in case the maturity of any of the Bonds or the time of payment of any such claims for interest shall be extended, such Bonds or claims for interest shall not be entitled, in case of any default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest thereon which shall not have been so extended. Nothing in this Section shall be deemed to limit the right of the Authority to issue bonds for the purpose of refunding any Outstanding Bonds, and such issuance shall not be deemed to constitute an extension of maturity of Bonds.

SECTION 6.03. Against Encumbrances. The Authority shall not create, or permit the creation of, any pledge, lien, charge or other encumbrance upon the Revenues and other assets pledged or assigned under this Indenture while any of the Bonds are Outstanding, except the pledge and assignment created by this Indenture. Subject to this limitation, the Authority expressly reserves the right to enter into one or more other indentures for any of its corporate purposes, including other programs under the Act, and reserves the right to issue other obligations for such purposes.

SECTION 6.04. Power to Issue Bonds and Make Pledge and Assignment. The Authority is duly authorized pursuant to law to issue the Bonds and to enter into this Indenture and to pledge and assign the Revenues and other assets purported to be pledged and assigned, respectively, under this Indenture in the manner and to the extent provided in this Indenture. The Bonds and the provisions of this Indenture are and will be the legal, valid and binding limited obligations of the Authority in accordance with their terms, and the Authority and Trustee shall at all times, to the extent permitted by law, defend, preserve and protect said pledge and assignment of Revenues and other assets and all the rights of the Bondholders under this Indenture against all claims and demands of all Persons whomsoever, subject to the limitations set forth in Article VIII relating to the Trustee.

SECTION 6.05. Accounting Records and Reports. The Trustee shall keep or cause to be kept proper books of record and account in which complete and correct entries shall be made of all transactions made by it relating to the receipt, investment, disbursement, allocation and application of the Revenues and the proceeds of the Bonds. Such records shall specify the account or fund to which each investment (or portion thereof) held by the Trustee is to be allocated and shall set forth, in the case of each Investment Security, (a) its purchase price, (b) identifying information, including par amount, coupon rate, and payment dates, (c) the amount received at maturity or its sale price, as the case may be, (d) the amounts and dates of any payments made with respect thereto, and (e) such documentation as is required to be retained by the Trustee as evidence to establish that any requirements set forth in the Tax Certificate or with respect to establishing market price, to the extent provided to it. Such records shall be open to inspection by the Authority and any Holder at any reasonable time during regular business hours on reasonable notice.

SECTION 6.06. Arbitrage Covenants. (a) The Authority and the Borrower covenant and agree that neither will take any action, or fail to take any action, if such action or failure to take such action would adversely affect the exclusion from gross income of the interest payable on the Bonds under Section 103 of the Code. Without limiting the generality of the foregoing, the Authority and the Borrower each covenants and agrees that it will each comply with the requirements of the Tax Certificate.

(b) The Trustee agrees to comply with all written Rebate Instructions of the Borrower given pursuant to the Tax Certificate; provided, however, that the Borrower shall be responsible for such Rebate Instructions complying with the Tax Certificate.

The Trustee conclusively shall be deemed to have complied with the provisions of this Section 6.06(b) if it follows the Rebate Instructions and directions of the Borrower and shall not be required to take any action under this Section 6.06(b) in the absence of such directions from the Borrower. The Trustee shall not be liable for any consequences resulting from its failure to act if no Rebate Instructions from the Borrower (or in the absence of Borrower Rebate Instructions, instructions from the Authority) are delivered to it.

(c) Notwithstanding any provision of this Section, if the Borrower shall provide to the Trustee and the Authority an opinion of Bond Counsel that any action required under Section 5.05 or this Section 6.06 is no longer required, or that some further action is required to maintain the Tax-exempt status of interest on the Bonds, the Trustee and the Authority may rely conclusively on such opinion in complying with the requirements of this Section, and the covenants contained herein shall be deemed to be modified to that extent.

SECTION 6.07. Other Covenants. (a) The Trustee shall promptly collect all amounts due from the Borrower pursuant to the Agreement, shall perform all duties imposed upon it pursuant to the Agreement and shall diligently enforce, and take all steps, actions and proceedings reasonably necessary for the enforcement of all of the rights of the Authority (except the Retained Rights) and all of the obligations of the Borrower pursuant to the Agreement.

(b) The Authority shall not amend, modify or terminate any of the terms of the Agreement, or consent to any such amendment, modification or termination, without the prior written consent of the Trustee. The Trustee shall give such written consent only if (1) in the Opinion of Counsel, such amendment, modification or termination will not materially adversely affect the interests of the Bondholders or result in any material impairment of the security hereby given for the payment of the Bonds, or (2) the Trustee first obtains the written consent of either the Holders of all or a majority, as applicable, in principal amount of the Bonds then Outstanding to such amendment, modification or termination, pursuant to Section 9.01(A) hereof. The Trustee and the Authority shall be entitled to rely upon an Opinion of Counsel with respect to the effect of any amendments hereto or to the Agreement. The Trustee may in its discretion but shall not be obligated to give its written consent if such amendment, modification or termination affects the Trustee’s own rights, duties or immunities.

SECTION 6.08. Waiver of Laws. The Authority shall not at any time insist upon or plead in any manner whatsoever, or claim or take the benefit or advantage of, any stay or extension law now or at any time hereafter in force that may affect the covenants and agreements contained in this Indenture or in the Bonds, and all benefit or advantage of any such law or laws is hereby expressly waived by the Authority to the extent permitted by law.

SECTION 6.09. Further Assurances. The Authority will make, execute and deliver any and all such further indentures, instruments and assurances as may be reasonably necessary or proper to carry out the intention or to facilitate the performance of this Indenture and for the better assuring and confirming unto the Holders of the Bonds of the rights and benefits provided in this Indenture.

SECTION 6.10. Continuing Disclosure. Pursuant to Section 5.11 of the Loan Agreement, the Borrower has undertaken all responsibility for compliance with the continuing disclosure requirements promulgated under S.E.C. Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, and the Authority shall have no liability to the Holders of the Bonds or any other Person with respect to such disclosure matters. Notwithstanding any other provision of this Indenture, failure of the Borrower to comply with the requirements of S.E.C. Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, shall not be considered an Event of Default; however, the Trustee at the written request of the Holders of at least 25% aggregate principal amount of Outstanding Bonds, shall, but only to the extent indemnified to its satisfaction from and against any cost, liability or expense of any kind whatsoever related thereto, including, without limitation, reasonable fees and expenses of its attorneys and advisors and additional fees and expenses of the Trustee, or at the written request of any Bondholder or beneficial owner of any Bonds may take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Borrower to comply with its obligations under Section 5.11 of the Loan Agreement.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES OF BONDHOLDERS

SECTION 7.01. Events of Default; Acceleration; Waiver of Default. Each of the following events which has occurred and is continuing shall constitute an “Event of Default” hereunder:

(a) default in the due and punctual payment of the principal of, or premium (if any) on, any Bond when and as the same shall become due and payable, whether at maturity as therein expressed, by proceedings for redemption, by declaration or otherwise;

(b) default in the due and punctual payment of any installment of interest on any Bond, when and as the same shall become due and payable;

(c) failure by the Authority to perform or observe any other of the covenants, agreements or conditions on its part in this Indenture or in the Bonds contained, and the continuation of such failure for a period of 60 days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Authority and the Borrower by the Trustee, or to the Authority, the Borrower and the Trustee by the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding; or

(d) the occurrence and continuance of a Loan Default Event described in Section 6.1 of the Agreement.

No default specified in (c) above shall constitute an Event of Default unless the Authority and the Borrower shall have failed to correct such default within the applicable period; provided, however, that if the default shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Authority or the Borrower within the applicable period and diligently pursued. With regard to any alleged default concerning which notice is given to the Borrower under the provisions of this Section, the Borrower shall have full authority to perform any covenant or obligation the non-performance of which is alleged in said notice to constitute a default with full power to do any and all things and acts to the same extent that the Authority could do and perform any such things and acts.

During the continuance of an Event of Default described in (a), (b), (c) or (d) above, unless the principal of all the Bonds shall have already become due and payable, the Trustee may, and upon the written request of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, the Trustee shall, promptly upon such occurrence, by notice in writing to the Authority and the Borrower, declare the principal of all the Bonds then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Bonds contained to the contrary notwithstanding. Interest on the Bonds shall cease to accrue as of the date of declaration of acceleration. The Trustee shall promptly notify the Bondholders of the date of declaration of acceleration and the cessation of accrual of interest on the Bonds in the same manner as for a notice of redemption.

The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum sufficient to pay all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal as provided in the Agreement, and the reasonable fees and expenses of the Trustee, including reasonable fees and expenses of its attorneys, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the Holders of at least a majority in aggregate principal amount of the Bonds then Outstanding, by written notice to the Authority and to the Trustee, may, on behalf of the Holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon.

SECTION 7.02. Institution of Legal Proceedings by Trustee. Subject to Section 7.01 hereof, if one or more of the Events of Default shall happen and be continuing, the Trustee in its discretion may, and upon the written request of the Holders of not less than a majority in principal amount of the Bonds then Outstanding and upon being indemnified to its satisfaction therefor pursuant to Section 8.03(G) hereof shall, proceed to protect or enforce its rights or the rights of the Holders of Bonds under the Act or under this Indenture or the Agreement by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein or therein, or in aid of the execution of any power herein or therein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder.

SECTION 7.03. Application of Revenues and Other Funds After Default. If an Event of Default shall occur and be continuing, all Revenues and any other funds then held or thereafter received by the Trustee under any of the provisions of this Indenture (subject to Sections 3.04 (relative to the Borrower Account of the Costs of Issuance Fund), 5.05, 6.06 and 11.11 hereof) shall be promptly applied by the Trustee as follows and in the following order:

(1) To the payment of reasonable fees and expenses of the Trustee (including reasonable fees and disbursements of its counsel) incurred in and about the performance of its powers and duties under this Indenture (provided, however, that no moneys in the Revenue Fund may be used to pay such expenses);

(2) To the payment of the principal of and interest then due on the Bonds (upon presentation of the Bonds to be paid, and stamping thereon of the payment if only partially paid, or surrender thereof if fully paid) subject to the provisions of this Indenture (including Section 6.02 hereof), as follows:

(i) Unless the principal of all of the Bonds shall have become or have been declared due and payable,

First: To the payment to the Persons entitled thereto of all installments of interest then due in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon, to the Persons entitled thereto, without any discrimination or preference; and

Second: To the payment to the Persons entitled thereto of the unpaid principal of any Bonds which shall have become due, whether at maturity or by call for redemption, with interest on the overdue principal at the Default Rate borne by the respective Bonds, and, if the amount available shall not be sufficient to pay in full all the Bonds, together with such interest, then to the payment thereof ratably, according to the amounts of principal due on such date to the Persons entitled thereto, without any discrimination or preference.

(ii) If the principal of all of the Bonds shall have become or have been declared due and payable, to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on the overdue principal at the rate borne by the Bonds, and, if the amount available shall not be sufficient to pay in full the whole amount so due and unpaid, then to the payment thereof ratably, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, according to the amounts due respectively for principal and interest, to the Persons entitled thereto without any discrimination or preference;

provided, however, that in no event shall moneys set aside to pay principal or interest on any particular Bonds (including moneys held for non-presented Bonds or held under Section 10.03 hereof) be used to pay any of the items listed in clause (1) of this Section until all amounts have been paid under clause (2) of this Section.

SECTION 7.04. Trustee to Represent Bondholders. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) as trustee and true and lawful attorney-in-fact of the Holders of the Bonds for the purpose of exercising and prosecuting on their behalf such rights and remedies as may be available to such Holders under the provisions of the Bonds, this Indenture, the Agreement, the Act and applicable provisions of any other law. Subject to Section 7.01 hereof, upon the occurrence and continuance of an Event of Default or other occasion giving rise to a right in the Trustee to represent the Bondholders, the Trustee in its discretion may, and upon the written request of the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding, and upon being indemnified to its satisfaction therefor, shall, proceed to protect or enforce its rights or the rights of such Holders by such appropriate action, suit, mandamus or other proceedings as it shall deem most effectual to protect and enforce any such right, at law or in equity, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable right or remedy vested in the Trustee or in such Holders under this Indenture, the Agreement, the Act or any other law; and upon instituting such proceeding, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver of the Revenues and other assets pledged under this Indenture, pending such proceedings. All rights of action under this Indenture or the Bonds or otherwise may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit and protection of all the Holders of such Bonds, subject to the provisions of this Indenture (including Section 6.02 hereof).

SECTION 7.05. Bondholders’ Direction of Proceedings. Anything in this Indenture to the contrary notwithstanding, but subject to Section 8.03(G), the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have the right, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the method of conducting all remedial proceedings taken by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that the Trustee shall have the right to decline to follow any such direction which in the opinion of the Trustee would be unjustly prejudicial to Bondholders not parties to such direction or for which it has not been provided adequate indemnity.

SECTION 7.06. Limitation on Bondholders’ Right to Sue. Subject to Section 7.01 hereof, no Holder of any Bond shall have the right to institute any suit, action or proceeding at law or in equity, for the protection or enforcement of any right or remedy under this Indenture, the Agreement, the Act or any other applicable law with respect to such Bond, unless (1) such Holder shall have given to the Trustee written notice of the occurrence of an Event of Default; (2) the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in its own name; (3) subject to Section 8.03(G) hereof, such Holder or said Holders shall have tendered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and (4) the Trustee shall have refused or omitted to comply with such request for a period of 60 days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any Holder of Bonds of any remedy hereunder or under law; it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by such Holders’ action to affect, disturb or prejudice the security of this Indenture or the rights of any other Holders of Bonds, or to enforce any right under this Indenture, the Agreement, the Act or other applicable law with respect to the Bonds, except in the manner herein provided, and that all proceedings at law or in equity to enforce any such right shall be instituted, had and maintained in the manner herein provided and for the benefit and protection of all Holders of the Outstanding Bonds, subject to the provisions of this Indenture (including Section 6.02 hereof).

SECTION 7.07. Absolute Obligation of Authority. Nothing in Section 7.06 or in any other provision of this Indenture, or in the Bonds, contained shall affect or impair the obligation of the Authority, which is absolute and unconditional, to pay the principal of and interest on the Bonds to the respective Holders of the Bonds at their respective dates of maturity, or upon call for redemption, as herein provided, but only out of the Revenues and other assets herein pledged therefor, or affect or impair the right of such Holders, which is also absolute and unconditional, to enforce such payment by virtue of the contract embodied in the Bonds.

SECTION 7.08. Termination of Proceedings. In case any proceedings taken by the Trustee or any one or more Bondholders on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Bondholders, then in every such case the Authority, the Trustee and the Bondholders, subject to any determination in such proceedings, shall be restored to their former positions and rights hereunder, severally and respectively, and all rights, remedies, powers and duties of the Authority, the Trustee and the Bondholders shall continue as though no such proceedings had been taken.

SECTION 7.09. Remedies Not Exclusive. No remedy herein conferred upon or reserved to the Trustee or the Holders of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy, to the extent permitted by law, shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

SECTION 7.10. No Waiver of Default. No delay or omission of the Trustee or of any Holder of the Bonds to exercise any right or power arising upon the occurrence of any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Indenture to the Trustee or to the Holders of the Bonds may be exercised from time to time and as often as may be deemed expedient.

ARTICLE VIII

THE TRUSTEE, THE PAYING AGENT AND THE BOND REGISTRAR

SECTION 8.01. Duties, Immunities and Liabilities of Trustee. (A) The Trustee and the Registrar shall, prior to an Event of Default, and after the curing of all Events of Default which may have occurred, perform such duties and only such duties as are specifically set forth in this Indenture. The Trustee shall, during the existence of any Event of Default (which has not been cured or waived), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as prudent persons would exercise or use under the circumstances in the conduct of their own affairs. Notwithstanding any other provision of this Indenture, the Trustee shall perform all duties required of it hereunder.

No provision of this Indenture shall be construed to relieve the Trustee or the Registrar from liability for its own negligent action or its own negligent failure to act, except that:

(a) Prior to such an Event of Default hereunder and after the curing of all Events of Default which may have occurred,

(1) the duties and obligations of the Trustee and the Registrar, as the case may be, shall be determined solely by the express provisions of this Indenture, the Trustee and Registrar, as the case may be, shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Registrar, as the case may be; and

(2) in the absence of bad faith on the part of the Trustee or the Registrar, as the case may be, the Trustee or Registrar, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee or the Registrar, as the case may be, conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee or the Registrar, as the case may be, the Trustee or Registrar, as the case may be, shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture; and

(b) At all times, regardless of whether or not any Event of Default shall exist,

(1) the Trustee and the Registrar shall not be liable for any error of judgment made in good faith by a responsible officer, director or employee of the Trustee or the Registrar unless it shall be proved that the Trustee or the Registrar, as the case may be, was negligent in ascertaining the pertinent facts;

(2) neither the Trustee nor the Registrar shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority, or such larger percentage as may be required hereunder, in aggregate principal amount of the Bonds at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or Registrar, or exercising any trust or power conferred upon the Trustee or the Registrar under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee or Registrar to expend or risk their own funds or otherwise incur individual financial liability in the performance of any of their duties or in the exercise of any of their rights or powers other than to notify the Authority that they intend to take no particular action or to notify the Bondholders that they will take no action, if adequate indemnity against such risk or liability is not assured to them. All indemnifications and releases from liability granted herein to the Trustee shall extend to the directors, officers, employees and agents of the Trustee.

(B) The Authority may remove the Trustee at any time upon its own decision or upon Request of the Borrower, and shall remove the Trustee if at any time requested to do so by an instrument or concurrent instruments in writing signed by the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (or their attorneys duly authorized in writing) or if at any time the Trustee shall cease to be eligible in accordance with subsection (E) of this Section, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or its property shall be appointed, or any public officer shall take control or charge of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in each case by giving written notice of such removal to the Trustee, and thereupon shall appoint a successor Trustee by an instrument in writing.

(C) The Trustee may at any time resign by giving written notice of such resignation to the Authority and by giving the Bondholders notice of such resignation by mail at the addresses shown on the registration books maintained by the Trustee. Upon receiving such notice of resignation, the Authority shall promptly appoint a successor Trustee by an instrument in writing. The Trustee shall not be relieved of its duties until such successor Trustee has accepted appointment.

(D) Any removal or resignation of the Trustee pursuant to (B) or (C) above and appointment of a successor Trustee shall become effective upon acceptance of appointment by the successor Trustee. If no successor Trustee shall have been appointed and have accepted appointment within 45 days of giving notice of removal or notice of resignation as aforesaid, the resigning Trustee or any Bondholder (on behalf of itself and all other Bondholders) may petition any court of competent jurisdiction for the appointment of a successor Trustee, and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Trustee. Any successor Trustee appointed under this Indenture shall signify its acceptance of such appointment by executing and delivering to the Authority and to its predecessor Trustee a written acceptance thereof, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the moneys, estates, properties, rights, powers, trusts, duties and obligations of such predecessor Trustee, with like effect as if originally named Trustee herein; but, nevertheless at the Request of the Authority or the request of the successor Trustee, such predecessor Trustee shall execute and deliver any and all instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to such successor Trustee all the right, title and interest of such predecessor Trustee in and to any property held by it under this Indenture and shall pay over, transfer, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth. Upon request of the successor Trustee, the Authority shall execute and deliver any and all instruments as may be reasonably required for more fully and certainly vesting in and confirming to such successor Trustee all such moneys, estates, properties, rights, powers, trusts, duties and obligations. Upon acceptance of appointment by a successor Trustee as provided in this subsection, the Authority shall mail a notice of the succession of such Trustee to the trusts hereunder to each Rating Agency which is then rating the Bonds, to the Bondholders at the addresses shown on the registration books maintained by the Trustee. If the Authority fails to mail such notice within 15 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Authority.

(E) Any Trustee appointed under the provisions of this Section in succession to the Trustee shall be a trust company, association, corporation or bank having the powers of a trust company which either (i) has a combined capital and surplus of at least fifty million dollars ($50,000,000), and is subject to supervision or examination by federal or state authority or (ii) is a wholly-owned subsidiary of a bank, association, trust company, corporation or bank holding company meeting, on an aggregate basis, the tests set out in clause (i). If such bank, association, bank holding company, corporation or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such bank, association, bank holding company, corporation or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this subsection (E), the Trustee shall resign immediately in the manner and with the effect specified in this Section.

(F) The Trustee is not responsible for effecting, maintaining or renewing any policies of insurance of the Borrower or for any representations regarding the sufficiency of any policy of insurance of the Borrower and shall not be responsible for monitoring or reviewing any policy of insurance of the Borrower or be obligated to file claims or proofs of loss in the case of insurance or to pay taxes or assessments.

(G) The Trustee is not responsible for filing financing or continuation statements.

(H) Subject to the provisions of Sections 5.05 and 10.03 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or by this Indenture. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Authority to pay thereon. Any interest allowed on any such moneys shall be deposited in the fund or account to which such moneys are credited. Any moneys held by the Trustee may be deposited by it in its banking department and invested as provided herein.

(I) The Trustee agrees to accept and act upon written instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Borrower elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. Absent the Trustee’s negligence or willful misconduct, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Absent the Trustee’s negligence or willful misconduct, the Borrower agrees to assume all risks arising out of the use of such electronic methods by any person to submit written instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 8.02. Merger or Consolidation. Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be eligible under subsection (E) of Section 8.01 shall be the successor to such Trustee without the execution or filing of any paper or any further act, anything herein to the contrary notwithstanding.

SECTION 8.03. Liability of Trustee. (A) The recitals of facts herein and in the Bonds contained shall be taken as statements of the Authority, and the Trustee shall assume no responsibility for the correctness of the same, or make any representations as to the validity or sufficiency of this Indenture or of the Bonds. In addition, the Trustee shall assume no responsibility with respect to this Indenture or the Bonds other than in connection with the duties or obligations assigned to or imposed upon the Trustee herein or in the Bonds. The Trustee shall, however, be responsible for its representations contained in its certificate of authentication on the Bonds. The Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct. The Trustee may become the Holder of Bonds with the same rights it would have if it were not Trustee and, to the extent permitted by law, may act as depositary for and permit any of its officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of Bondholders, whether or not such committee shall represent the Holders of a majority in principal amount of the Bonds then Outstanding.

The Trustee may execute any of the trusts or powers set forth herein and perform the duties required of it hereunder by or through attorneys, agents, or receivers and shall be entitled to the advice of counsel concerning all matters of trusts and its duties herein.

(B) The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, director or employee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(C) The Trustee shall not be liable with respect to any action or inaction taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

(D) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture unless such Bondholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(E) The Trustee shall not be liable for any action or inaction taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(F) The Trustee shall not be deemed to have knowledge of any default or Event of Default hereunder unless and until it shall have actual knowledge thereof, or shall have received written notice thereof, at its Corporate Trust Office. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with the Bonds, or as to the existence of a default or Event of Default thereunder. The Trustee shall not be responsible for the validity or effectiveness of any collateral given to or held by it.

(G) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, other than to notify the Authority that it intends to take no particular action or to notify the Bondholders that it will take no action, if repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The

Trustee shall, however, in any case, pay from funds held by it hereunder and available for such purpose, principal of and premium, if any, or interest on the Bonds as it becomes due and accelerate the Bonds as required by the Indenture, notwithstanding anything to the contrary herein.

(H) The Trustee shall have no responsibility, opinion or liability with respect to any information statement or recital found in any Official Statement or other disclosure material, prepared or distributed with respect to the issuance of the Bonds, except for information provided by the Trustee.

SECTION 8.04. Right of Trustee to Rely on Documents. The Trustee shall be protected, absent its own negligence or willful misconduct, in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with counsel, who may be counsel of or to the Authority or the Borrower, with regard to legal questions, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith.

The Trustee shall not be bound to recognize any Person as the Holder of a Bond unless and until such Bond is submitted for inspection, if required, and its title thereto is satisfactorily established, if disputed.

Whenever in the administration of the trusts imposed upon it by this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a Certificate of the Authority, and such Certificate shall be full warrant to the Trustee for any action taken or suffered in good faith under the provisions of this Indenture in reliance upon such Certificate, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may require such additional evidence as it may deem reasonable.

SECTION 8.05. Preservation and Inspection of Documents. All documents received by the Trustee under the provisions of this Indenture shall be retained in its possession and shall be subject at all reasonable times to the inspection of the Authority and any Bondholder, and their agents and representatives duly authorized in writing, at reasonable hours and under reasonable conditions.

SECTION 8.06. Compensation and Indemnification. The Authority shall pay to the Trustee, the Paying Agent and the Registrar (solely from Additional Payments) from time to time reasonable compensation for all services rendered under this Indenture, and also all reasonable expenses, charges, legal and consulting fees and other disbursements and those of its attorneys, agents and employees, incurred in and about the performance of its powers and duties under this Indenture, and the Trustee shall have a lien therefor on any and all funds (except the Rebate Fund and the moneys held for particular Bonds (including non-presented Bonds) and moneys held pursuant to Section 10.03) at any time held by it under this Indenture which lien shall be prior and superior to the lien of the Holders of the Bonds. The Authority further covenants and agrees, to the extent authorized by law, and solely from Additional Payments to indemnify and save the Trustee, the Paying Agent and the Registrar, harmless against any losses, expenses and liabilities which they may incur arising out of or in the exercise and performance of its powers and duties hereunder, including the costs and expenses of defending against any claim of liability, but excluding liabilities which are due to the negligence or willful default of the indemnified party. The obligations of the Authority under this Section shall survive resignation or removal of the Trustee, the Paying Agent and the Registrar under this Indenture and payment of the Bonds and discharge of this Indenture.

SECTION 8.07. Paying Agent. The Authority, with the written approval of the Trustee, may appoint and at all times have a Paying Agent in such cities as the Authority deems desirable, for the payment of the principal of, and the interest (and premium, if any) on, the Bonds. It shall be the duty of the Trustee to make such credit arrangements with such Paying Agent as may be necessary to assure, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of, and interest (and premium, if any) on, the Bonds presented at either place of payment. The Trustee will not be responsible for the failure of any party to make funds available to the Trustee or Paying Agent. The Trustee is the initial Paying Agent. If the Paying Agent is any entity other than the Trustee, (i) the Paying Agent may not hold any such funds and (ii) the Paying Agent shall be subject to the same standards and qualifications applicable to the Trustee as set forth in this Indenture.

SECTION 8.08. Notices to the Authority. The Trustee shall provide the Authority with the following:

(a) On or before June 15 of each year, commencing June 15, 2011, during which any of the Bonds are Outstanding, or upon any significant change that occurs which would adversely impact the Trustee’s ability to perform its duties under the Indenture, a written disclosure of any such change, or if applicable, of any conflicts that the Trustee may have as a result of other business dealings between the Trustee and the Borrower. The Trustee may rely on a Certificate of the Borrower delivered pursuant to Section 5.9(d) of the Agreement to the extent of the information required in such certificate for purposes of this subparagraph (a). If there are not such instances of a significant change, or of a conflict existing, then a statement to that effect shall be provided on such date;

(b) If there is a failure to pay any amount of principal of, or premium, if any, or interest on any Bond when due; or if there is a failure of the Borrower to provide any notice, certification or report specified in Section 5.9 of the Agreement; or if there is an occurrence of any other Event of Default hereunder, of which the Trustee has knowledge, the Trustee shall provide written notice to the Authority within five Business Days of such failure or receipt of notice of the occurrence of such Event of Default and such notice from the Trustee shall include a statement setting forth the steps the Trustee is taking to remedy such failure or Event of Default, as applicable; and

(c) As of June 30 and December 31 of each year, a Trustee Audit Letter, in the form of Exhibit B attached hereto, which shall be received no later than December 15 or June 15 next following each such June 30 or December 31, as the case may be.

SECTION 8.09. Notices to Rating Agency. The Trustee shall provide any Rating Agency with written notice upon the occurrence of: (i) the discharge of liability on the Bonds pursuant to Section 10.02 hereof; (ii) the resignation or removal of the Trustee; (iii) acceptance of appointment as successor Trustee hereunder; (iv) the redemption of all Bonds; (v) a material change in the Indenture or the Loan Agreement; and (vi) when the Bonds are no longer Outstanding. The Trustee shall also notify any Rating Agency of any changes to any of the documents to which the Trustee is a party, upon its receipt of notification of any such changes.

SECTION 8.10. Appointment and Duties of Bond Registrar. The Authority hereby designates the Trustee as initial Bond Registrar. The Bond Registrar shall not be entitled to any compensation from the Authority or the Trustee but, rather, shall only be entitled to compensation from the Borrower.

SECTION 8.11. Eligibility of Bond Registrar. A Bond Registrar appointed pursuant to this Indenture shall be a corporation or association organized and doing business under the laws of the United States or any state or the District of Columbia, subject to supervision or examination by federal or state authority and shall either (i) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authority, or (ii) be a wholly-owned subsidiary of a bank, association, trust company or bank holding company meeting, on an aggregate basis, the tests set out in clause (i). If such bank, association, corporation or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such bank, association or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Bond Registrar or the bank, association, trust company or bank holding company of which the Bond Registrar is a wholly-owned subsidiary shall have a rating of at least Moody’s “Baa3/P-3” or Fitch “BBB-/F3” or an equivalent rating from another Rating Agency, or be approved by the Rating Agency.

SECTION 8.12. Bond Registrar’s Performance of Duties. The Bond Registrar shall perform the duties provided for in this Indenture and in exercising such duties shall be subject to the same standards and entitled to the same rights and immunities applicable to the Trustee as set forth in this Indenture and shall not be liable for any action or omission to act except for negligence or willful misconduct.

SECTION 8.13. Replacement of Bond Registrar. The Bond Registrar may resign by notifying the Authority, the Trustee and the Bondholders in writing at least 30 days before the effective date of such resignation. The Authority may remove the Bond Registrar at any time upon its own decision or upon Request of the Borrower or the Trustee, and shall remove the Bond Registrar if at any time requested to do so by an instrument or concurrent instruments in writing signed by the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (or their attorneys duly authorized in writing) or if at any time the Bond Registrar shall cease to be eligible in accordance with Section 8.17, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Bond Registrar or its property shall be appointed, or any public officer shall take control or charge of the Bond Registrar or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in each case by giving written notice of such removal to the Bond Registrar and the Borrower and thereupon shall appoint, with the consent of the Borrower, a successor Bond Registrar by an instrument in writing. No resignation or removal shall be effective until the successor has delivered an acceptance of its appointment to the Trustee and the predecessor Bond Registrar.

In the event of the resignation or removal of the Bond Registrar, such Bond Registrar shall pay over, assign and deliver any moneys held by it as Bond Registrar to its successor, or if there is no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of the Bond Registrar, the Trustee shall act as such Bond Registrar to the extent it has operational capacity to perform such tasks.

ARTICLE IX

MODIFICATION OR AMENDMENT OF THE INDENTURE

SECTION 9.01. Amendments Permitted. (A) This Indenture and the rights and obligations of the Authority and of the Holders of the Bonds and of the Trustee may be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which the Authority and the Trustee may enter into when the written consent of the Holders of not less than a majority in aggregate principal amount of all Bonds then Outstanding, shall have been filed with the Trustee. No such modification or amendment shall (1) extend the fixed maturity of any Bond, or reduce the amount of principal thereof, or extend the time of payment, or change the method of computing the rate of interest thereon, or extend the time of payment of interest thereon, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Bonds the consent of the Holders of which is required to effect any such modification or amendment, or permit the creation of any lien on the Revenues and other assets pledged under this Indenture prior to or on a parity with the lien created by this Indenture, or deprive the Holders of the Bonds of the lien created by this Indenture on such Revenues and other assets (except as expressly provided in this Indenture), without the consent of the Holders of all of the Bonds then Outstanding. It shall not be necessary for the consent of the Bondholders to approve the particular form of any Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof. Promptly after the execution by the Authority and the Trustee of any Supplemental Indenture pursuant to this subsection (A), the Trustee shall mail a notice, setting forth in general terms the substance of such Supplemental Indenture, to each Rating Agency then rating the Bonds and the Holders of the Bonds at the address shown on the registration books of the Trustee. Any failure to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

(B) This Indenture and the rights and obligations of the Authority, of the Trustee and of the Holders of the Bonds may also be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which the Authority and the Trustee may enter into without the consent of any Bondholders, but only to the extent permitted by law and after receipt of an Opinion of Counsel that the provisions of such Supplemental Indenture shall not materially adversely affect the interests of the Holders of the Bonds, including, without limitation, for any one or more of the following purposes:

(1) to add to the covenants and agreements of the Authority in this Indenture contained other covenants and agreements thereafter to be observed, to pledge or assign additional security for the Bonds (or any portion thereof), or to surrender any right or power herein reserved to or conferred upon the Authority;

(2) to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing or correcting any defective provision, contained in this Indenture, or in regard to matters or questions arising under this Indenture, as the Authority may deem necessary or desirable and not inconsistent with this Indenture;

(3) to modify, amend or supplement this Indenture in such manner as to permit the qualification hereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect, and to add such other terms, conditions and provisions as may be permitted by said act or similar federal statute; or

(4) to modify, amend or supplement this Indenture in such a manner to permit the Authority, the Trustee, the Borrower or any other responsible party to comply with the requirements of S.E.C. Rule 15c2-12, as it may from time to time be amended or supplemented, with respect to the Bonds.

The Trustee shall give notice of any such modification or amendment to each Rating Agency then rating the Bonds.

(C) The Trustee may in its discretion, but shall not be obligated to, enter into any such Supplemental Indenture authorized by subsections (A) or (B) of this Section which materially adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. Effect of Supplemental Indenture. Upon the execution of any Supplemental Indenture pursuant to this Article, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Authority, the Trustee and all Holders of Bonds Outstanding shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such Supplemental Indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Any such Supplemental Indenture shall comply with the terms of this Article IX, and the Trustee and the Authority may conclusively rely on an Opinion of Counsel that the Supplemental Indenture complies with the provisions therein.

SECTION 9.03. Endorsement of Bonds; Preparation of New Bonds. Bonds delivered after the execution of any Supplemental Indenture pursuant to this Article may, and if the Trustee so determines shall, bear a notation by endorsement or otherwise in form approved by the Authority and the Trustee as to any modification or amendment provided for in such Supplemental Indenture, and, in that case, upon demand of the Holder of any Bond Outstanding at the time of such execution and presentation of such Holder’s Bond for the purpose at the office of the Trustee or at such additional offices as the Trustee may select and designate for that purpose, a suitable notation shall be made on such Bond. If the Supplemental Indenture shall so provide, new Bonds so modified as to conform, in the opinion of the Authority and the Trustee, to any modification or amendment contained in such Supplemental Indenture, shall be prepared and executed by the Authority and authenticated by the Trustee, and upon demand of the Holders of any Bonds then Outstanding shall be exchanged at the Corporate Trust Office of the Trustee, without cost to any Bondholder, for Bonds then Outstanding, upon surrender for cancellation of such Bonds, in equal aggregate principal amounts of the same maturity.

SECTION 9.04. Amendment of Particular Bonds. The provisions of this Article shall not prevent any Bondholder from accepting any amendment as to the particular Bonds held by him or her, provided that due notation thereof is made on such Bonds.

ARTICLE X

DEFEASANCE

SECTION 10.01. Discharge of Indenture. Bonds may be paid by the Authority in any of the following ways, provided that the Authority also pays or causes to be paid any other sums payable hereunder by the Authority and related to the Bonds:

(a) by paying or causing to be paid the principal of, interest and premium, if any, on the Bonds Outstanding, as and when the same become due and payable;

(b) by depositing with the Trustee, in trust, at or before maturity, money or securities in the necessary amount (as provided in Section 10.03) to pay or redeem all Bonds then Outstanding; or

(c) by delivering to the Trustee, for cancellation by it, the Bonds then Outstanding.

If the Authority shall also pay or cause to be paid all other sums payable hereunder by the Authority, then and in that case, at the election of the Authority (evidenced by a Certificate of the Authority, filed with the Trustee, signifying the intention of the Authority to discharge all such indebtedness and this Indenture), and notwithstanding that any Bonds shall not have been surrendered for payment, this Indenture and the pledge of Revenues and other assets made under this Indenture and all covenants, agreements and other obligations of the Authority under this Indenture shall cease, terminate, become void and be completely discharged and satisfied except only as provided in Section 10.02 hereof. In such event, upon Request of the Authority, the Trustee shall cause an accounting for such period or periods as may be requested by the Authority to be prepared and filed with the Authority and shall execute and deliver to the Authority all such instruments as may be necessary or desirable to evidence such discharge and satisfaction, and the Trustee shall pay over, transfer, assign or deliver all moneys or securities or other property held by it pursuant to this Indenture (other than the Rebate Fund) which are not required for the payment or redemption of Bonds not theretofore surrendered for such payment or redemption and any amounts owed to the Trustee hereunder to the Borrower, provided, however, that the Borrower may not receive any moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds). All moneys or securities held by the Trustee in the Borrower Account of the Costs of Issuance Fund shall be transferred to the Borrower.

SECTION 10.02. Discharge of Liability on Bonds. Upon the deposit with the Trustee, in trust, at or before maturity, of money or securities in the necessary amount (as provided in Section 10.03 hereof) to pay or redeem any Outstanding Bond (whether upon or prior to its maturity or the redemption date of such Bond), provided that, if such Bond is to be redeemed prior to maturity, notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice, then all liability of the Authority in respect of such Bond shall cease, terminate and be completely discharged, except only that the Holder thereof shall thereafter be entitled to payment of the principal of, premium, if any, and interest on such Bond by the Authority, and the Authority shall remain liable for such payment, but only out of such money or securities deposited with the Trustee as aforesaid for their payment and such money or securities shall be pledged to such payment; provided further, however, that the provisions of Section 10.04 hereof shall apply in all events.

The Authority or the Borrower may at any time surrender to the Trustee for cancellation by it any Bonds previously issued and delivered, which the Authority or the Borrower may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

SECTION 10.03. Deposit of Money or Securities With Trustee. Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Indenture (exclusive of the Rebate Fund and the Borrower Account of the Costs of Issuance Fund) and shall be:

(a) Moneys in an equal amount to the principal amount of such Bonds, and all unpaid interest thereon to maturity except that, in the case of Bonds which are to be redeemed prior to maturity and in respect of which notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or redemption price of such Bonds and all unpaid interest thereon to the redemption date; or

(b) Investment Securities of the type described in clause (i) (including funds described in clause (iv)(i) rated Fitch/S&P “AAA” or equivalent which consist solely of securities described in clause (i)) of the definition of Investment Securities which are nonredeemable and noncallable, the principal of and interest on which when due and without reinvestment will provide money sufficient to pay the principal of, premium, if any, all unpaid interest to maturity, or to the redemption date, on the Bonds to be paid or redeemed, as such principal and interest become due, with maturities no longer than as may be necessary to make the required payment on the Bonds provided that, in the case of Bonds which are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice;

provided, in each case, that the Trustee shall have been irrevocably instructed (by the terms of this Indenture or by Request of the Authority) to apply such money or Investment Securities to the payment of such principal, premium, if any, and interest with respect to such Bonds and provided further that each Rating Agency then rating such Bonds, the Authority and the Trustee shall have received a report of an Accountant that the moneys or Investment Securities on deposit are sufficient to pay the principal, premium, if any, and interest on the Bonds to maturity or the redemption date.

SECTION 10.04. Payment of Bonds After Discharge of Indenture Obligation. Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee in trust for the payment of the principal of, or interest or premium on, any Bonds remaining unclaimed after the principal of any Bond has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall be disposed of as provided by law and the Holders of such Bonds shall thereafter be entitled to look only to the transferee of such moneys (presently the State Controller) for payment thereof, and all liability of the Trustee with respect to such moneys shall thereupon cease.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Liability of Authority Limited to Revenues. Notwithstanding anything in this Indenture or in the Bonds contained, the Authority shall not be required to advance any moneys derived from any source other than the Revenues and other assets pledged under this Indenture for any of the purposes in this Indenture mentioned, whether for the payment of the principal of or interest on the Bonds or for any other purpose of this Indenture. Nevertheless, the Authority may, but shall not be required to, advance for any of the purposes hereof any funds of the Authority which may be made available to it for such purposes. NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR ANY POLITICAL SUBDIVISION THEREOF OR ANY LOCAL AGENCY IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE BONDS. The Authority shall not be liable for any costs, expenses, losses, damages, claims or actions, of any conceivable kind on any conceivable theory, under or by reason of or in connection with the Loan Agreement, the Bonds or this Indenture, except only to the extent amounts are received for the payment thereof from the Borrower under the Loan Agreement; provided the Borrower shall not be required to pay the fees and expenses of the Authority’s counsel incurred in connection with the issuance of the Bonds.

SECTION 11.02. Successor Is Deemed Included in All References to Predecessor. Whenever in this Indenture either the Authority or the Trustee is named or referred to, such reference shall be deemed to include the successors or assigns thereof, and all the covenants and agreements in this Indenture contained by or on behalf of the Authority or the Trustee shall bind and inure to the benefit of the respective successors and assigns thereof whether so expressed or not. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Authority, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not. If any of the powers or duties of the Authority shall hereafter be transferred by any law of the State of California, and if such transfer shall relate to any matter or thing permitted or required to be done under this Indenture by the Authority, then the body or official of the State of California who shall succeed to such powers or duties shall act and be obligated in the place and stead of the Authority as in this Indenture provided.

SECTION 11.03. Limitation of Rights to Parties and Bondholders. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any Person other than the Authority, the Trustee, the Borrower and the Holders of the Bonds, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Authority, the Trustee, the Borrower and the Holders of the Bonds.

SECTION 11.04. Waiver of Notice. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the Person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 11.05. Destruction of Bonds. The Trustee shall cancel all securities surrendered for registration, transfer, exchange, payment or cancellation and shall dispose of such canceled securities in a manner deemed appropriate by the Trustee in accordance with its retention policy then in effect.

SECTION 11.06. Severability of Invalid Provisions. If any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such provision or provisions shall be deemed severable from the remaining provisions contained in this Indenture and such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, and this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. The Authority hereby declares that it would have entered into this Indenture and each and every other Section, paragraph, sentence, clause or phrase hereof and authorized the issuance of the Bonds pursuant thereto irrespective of the fact that any one or more Sections, paragraphs, sentences, clauses or phrases of this Indenture may be held illegal, invalid or unenforceable.

SECTION 11.07. Governing Law; Venue. This Indenture shall be construed in accordance with and governed by the Constitution and laws of the State applicable to contracts made and performed in the State. This Indenture shall be enforceable in the State, and any action arising out of this Indenture shall be filed and maintained in the Sacramento County Superior Court, Sacramento, California, unless the Authority waives this requirement in writing.

SECTION 11.08. Notices. Notices shall be delivered to each Bondholder by first-class mail, postage prepaid, at the address set forth for such Bondholder on the registration books of the Trustee. Any notice to or demand upon the Trustee may be served or presented, and such demand may be made, at the Corporate Trust Office of the Trustee, which at the date of adoption of this Indenture is located at the following address:

Wells Fargo Bank, National Association

333 Market Street, 18th Floor

MAC A0119-181

San Francisco, CA 94105

Attn: Corporate Trust Department

Fax Number: (415) 371-3400

or at such other address as may have been filed in writing by the Trustee with the Authority. Any notice to or demand upon the Authority, the Borrower or the Rating Agency shall be deemed to have been sufficiently given or served for all purposes by being delivered or sent by telex or facsimile or by being deposited, postage prepaid, in a post office letter box, addressed, as the case may be, as follows:

To the Authority:

California Pollution Control Financing Authority

915 Capitol Mall, Room 457

Sacramento, CA 95814

Attn: Executive Director

Fax Number: (916) 657-4821

To the Borrower:

San Jose Water Company

110 West Taylor Street

San Jose, CA 95110

Attn: Executive Vice President-Finance

Fax Number: (408) 279-7934

To the Rating Agency:

Standard and Poor’s Ratings Services

55 Water Street, 38th Floor

New York, NY 10041

Fax Number: (212) 438-2154

or such other addresses as may have been filed in writing with the Trustee.

SECTION 11.09. Evidence of Rights of Bondholders. (a) Any request, consent or other instrument required or permitted by this Indenture to be signed and executed by Bondholders may be in any number of concurrent instruments of substantially similar tenor and shall be signed or executed by such Bondholders in person or by an agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, or of the holding by any Person of Bonds transferable by delivery, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and of the Authority if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such request, consent or other instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the individual signing such request, consent or other instrument acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution duly sworn to before such notary public or other officer.

(c) The ownership of registered Bonds shall be proved by the bond registration books held by the Trustee. The Trustee and the Authority may conclusively assume that such ownership continues until written notice to the contrary is served upon the Trustee. The fact and the date of execution of any request, consent or other instrument and the amount and distinguishing numbers of Bonds held by the Person so executing such request, consent or other instrument may also be proved in any other manner which the Trustee may deem sufficient. The Trustee may nevertheless, in its discretion, require further proof in cases where it may deem further proof desirable.

Any request, consent, or other instrument or writing of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Authority in accordance therewith or reliance thereon.

SECTION 11.10. Disqualified Bonds. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned or held by or for the account of the Authority or the Borrower, or by any other obligor on the Bonds, or by any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Authority or the Borrower or any other obligor on the Bonds, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination unless all Bonds are so held; provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded. The Trustee shall not be deemed to have knowledge that any Bond is disqualified unless the Authority or the Borrower is the Holder or the Trustee has received written notification of a Bond so owned or disqualified. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Bonds and that the pledgee is not a Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Authority or the Borrower or any other obligor on the Bonds. Upon the written request of the Trustee, the Authority and the Borrower shall each certify to the Trustee those Bonds disqualified pursuant to this Section and the Trustee may conclusively rely on such Certificates. Notwithstanding the foregoing, with respect to the Certificate of the Authority, the Authority shall be required to specify only those Bonds that are owned or held by or for the account of the Authority or any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Authority, if any, of which the officer signing the Certificate on behalf of the Authority has actual knowledge. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 11.11. Money Held for Particular Bonds. The money held by the Trustee for the payment of the interest, principal or premium due on any date with respect to particular Bonds (or portions of Bonds in the case of registered Bonds redeemed in part only) shall, on and after such date and pending such payment, be set aside on its books and held by it uninvested in trust for the Holders of the Bonds entitled thereto, subject, however, to the provisions of Section 10.04 hereof.

SECTION 11.12. Funds and Accounts; Business Day.

(a) Any fund or account required by this Indenture to be established and maintained by the Trustee may be established and maintained in the accounting records of the Trustee, either as a fund or an account, and may, for the purposes of such records, any audits thereof and any reports or statements with respect thereto, be treated either as a fund or as an account; but all such records with respect to all such funds and accounts shall at all times be maintained in accordance with corporate trust industry standards and with due regard for the requirements of Section 6.05 hereof and for the protection of the security of the Bonds and the rights of every Holder thereof. The Trustee may establish and maintain for as long as necessary one or more temporary funds or accounts under this Indenture in order to carry out the purposes set forth therein.

(b) Any payment or transfer which otherwise would become due on any day which is not a Business Day shall become due or shall be made on the next Business Day, with the same effect as if it had been made on the due date.

SECTION 11.13. Waiver of Personal Liability. No member, officer, agent or employee of the Authority, and no officer, official agent or employee of the State of California or any department, board or agency of the foregoing shall be individually or personally liable for the payment of the principal of or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing herein contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by this Indenture.

SECTION 11.14. Opinion of Bond Counsel. Whenever in this Indenture or in the Loan Agreement it is required that prior to the taking of any action (including but not limited to any modifications of arbitrage covenants contained in Sections 5.05 and 6.06 hereof) an opinion of Bond Counsel is required to be delivered to the effect that such action will not, in and of itself, adversely affect the Tax-exempt status of the Bonds, and such opinion is not given by Leslie M. Lava, Esq., the Authority or the Borrower shall not be entitled to rely on or refer to the original final bond opinion delivered by Leslie M. Lava, Esq. on the Delivery Date in connection with the remarketing of the Bonds or in any other context without the consent of Leslie M. Lava, Esq. It is suggested that such successor Bond Counsel also render an opinion that interest on the Bonds is Tax-exempt and will remain so after the action in question.

SECTION 11.15. Complete Agreement. The parties agree that the terms and conditions of this Indenture supersede those of all previous agreements between the parties relative to the Bonds, and that this Indenture, together with the documents referred to in this Indenture, contains the entire agreement between the parties hereto relative to the Bonds.

SECTION 11.16. Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Authority and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY has caused this Indenture to be signed in its name and its facsimile seal to be hereunto affixed and attested by its authorized officers, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in token of its acceptance of the trusts created hereunder, has caused this Indenture to be signed in its corporate name by one of the officers thereunto duly authorized all as of the day and year first above written.

CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY

	By	Bill Lockyer, Chairman

	By:	/s/ Bill Lockyer
Deputy Treasurer

	By:	/s/ Michael Paparian
Executive Director

[Seal]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

	By:	/s/ Karen Mitani
Authorized Officer

S-1

EXHIBIT A

FORM OF BOND

UNITED STATES OF AMERICA

STATE OF CALIFORNIA

No. RA-1	$50,000,000

CALIFORNIA POLLUTION CONTROL

FINANCING AUTHORITY

REVENUE BONDS

(SAN JOSE WATER COMPANY PROJECT)

SERIES 2010A

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR ANY POLITICAL SUBDIVISION THEREOF OR ANY LOCAL AGENCY IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS BOND.

MATURITY DATE	DATED	INTEREST RATE	CUSIP
June 1, 2040	Date of Delivery	5.10%	13053CAB8

Registered Owner:	CEDE & CO.

Principal Amount:	FIFTY MILLION DOLLARS

The California Pollution Control Financing Authority, a public instrumentality and political subdivision of the State of California (the “Authority”), for value received, hereby promises to pay (but only out of Revenues as hereinafter provided) to the registered owner identified above or registered assigns, on the maturity date set forth above, the principal sum set forth above and to pay (but only out of Revenues as hereinafter provided) interest on the balance of said principal amount from time to time remaining unpaid from and including the date hereof until payment of said principal amount has been made or duly provided for, at the interest rate set forth above and on the dates determined as described herein and in the Indenture (as hereinafter defined), and to pay (but only out of Revenues as hereinafter provided) interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate borne by this Bond on the date on which such principal or interest became due and payable, except as the provisions hereinafter set forth with respect to redemption prior to maturity or purchase may become applicable hereto. The principal of and premium, if any, on this Bond are payable at final maturity, acceleration or redemption in lawful money of the United States of America upon surrender hereof at the Corporate Trust Office of Wells Fargo Bank, National Association, as Trustee, or its successor in trust (the “Trustee”). Interest payments on this Bond shall be made on each Interest Payment Date (as defined below)

commencing December 1, 2010, to the Person appearing on the bond registration books of the Trustee, as bond registrar (the “Bond Registrar”), as the Bondholder thereof on the Record Date, which is the date as of the close of business on the fifteenth day of the calendar month preceding any Interest Payment Date (the “Record Date”), and shall be paid (i) by check mailed on the Interest Payment Date to such Bondholder’s address as it appears on the registration books or at such other address as has been furnished to the Trustee as provided below, in writing by such Bondholder not later than the Record Date or (ii) upon written request, at least three Business Days prior to the applicable Record Date of the Bondholder of Bonds aggregating not less than $1,000,000 in principal amount, by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written notice; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Bondholder in whose name any such Bonds are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest.

This Bond is a duly authorized issue of bonds of the Authority designated as “California Pollution Control Financing Authority Revenue Bonds (San Jose Water Company Project) Series 2010A” (the “Bonds”), limited in aggregate principal amount as set forth above, issued pursuant to the provisions of Division 27 of the California Health and Safety Code as amended and supplemented (the “Act”) and issued under and secured by the Indenture (as hereinafter defined). The Bonds are limited obligations of the Authority and, as and to the extent set forth in the Indenture, are payable solely from, and secured by a pledge of and lien on, the Revenues. Proceeds from the sale of the Bonds will be loaned by the Authority to San Jose Water Company, a California corporation (the “Borrower”), under the terms of a Loan Agreement, dated as of June 1, 2010 (the “Agreement”), between the Authority and the Borrower. The Bonds are all issued under and secured by and entitled to the benefits of an Indenture, dated as of June 1, 2010 (the “Indenture”), between the Authority and the Trustee; all receipts of the Trustee credited under the provisions of the Indenture against such payments; and from any other moneys held by the Trustee under the Indenture for such purpose (all of the foregoing, the “Revenues”), and there shall be no other recourse against the Authority or any property now or hereafter owned by it.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered Bondholders of the Bonds, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Authority thereunder, to all of the provisions of which Indenture and of the Agreement the Holder of this Bond, by acceptance hereof, assents and agrees.

All terms not herein defined shall have the meanings ascribed to them in the Indenture.

The Bonds are issuable as fully registered bonds without coupons in Authorized Denominations of $5,000 or any integral multiple thereof. Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the Corporate Trust Office of the Trustee, for a like aggregate principal amount of Bonds of other Authorized Denominations of like maturity.

This Bond is transferable by the Bondholder hereof, in person, or by its attorney duly authorized in writing, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new fully registered Bond or Bonds, in an Authorized Denomination or Denominations, for the same aggregate principal amount, and of like maturity, will be issued to the transferee in exchange therefor. The Authority and the Trustee may treat the Bondholder hereof as the absolute Bondholder hereof for all purposes, and the Authority and the Trustee shall not be affected by any notice to the contrary.

Interest on the Bonds

Interest on the Bonds shall be paid at the rate set forth above on each June 1 and December 1, commencing December 1, 2010 (each, an “Interest Payment Date”); provided that if any Interest Payment Date is not a Business Day, such interest (and any principal due) shall be mailed or wired as provided above on the next succeeding Business Day with the same effect as if made on the day such payment was due. Interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. The Bonds shall bear interest from and including the Date of Delivery (as defined in the Indenture) until payment of the principal or redemption price thereof has been made or provided for, whether at maturity, upon redemption or otherwise.

“Business Day” means any day other than (i) a Saturday, Sunday or legal holiday in the State of California, (ii) a day on which commercial banks in New York, New York or the city or cities in which the Corporate Trust Office of the Trustee are located are authorized or required by law to close, or (iii) a day on which the New York Stock Exchange is closed.

Optional Redemption of Bonds

The Bonds shall also be subject to redemption, in whole or in part, on any date on or after June 1, 2020 at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption, if any.

Mandatory Sinking Fund Redemption

The Bonds are not subject to mandatory sinking fund redemptions.

Mandatory Redemption Upon Invalidity

In the event of a prepayment pursuant to Section 7.3(a) of the Agreement as a result of invalidity, the Bonds Outstanding on the date of the occurrence of the invalidity shall be redeemed in whole at any time within 30 days thereafter, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption. No redemption of the Bonds shall be made pursuant to any of the other redemption provisions of the Indenture following invalidity.

Mandatory Redemption Upon a Determination of Taxability

In the event of a prepayment pursuant to Section 7.3(b) of the Agreement as a result of a Determination of Taxability, the Bonds Outstanding on the date of the occurrence of the Determination of Taxability shall be redeemed, in whole or in part, at any time within 30 days thereafter, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption. No redemption of the Bonds shall be made pursuant to any of the other provisions of the Indenture following a Determination of Taxability.

The Holder of this Bond shall have no right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon the Indenture, except as provided in the Indenture.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in the Indenture contained, against any past, present or future member, director, officer, employee or agent of the Authority, or through the Authority, or any successor to the Authority, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member, director, officer, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

The Indenture contains provisions permitting the Authority and the Holders of not less than a majority in aggregate principal amount of Bonds then Outstanding, to execute supplemental indentures, or add any provisions to, or change in any manner, or eliminate any of the provisions of, the Indenture; provided, however, that no such supplemental indenture, alteration or modification shall (1) extend the fixed maturity of any Bond, or reduce the amount of principal thereof, or extend the time of payment, or change the method of computing the rate of interest thereon, or extend the time of payment of interest thereon, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Bonds the consent of the Holders of which is required to effect any such modification or amendment, or permit the creation of any lien on the Revenues and other assets pledged under the Indenture prior to or on a parity with the lien created by the Indenture, or deprive the Holders of the Bonds of the lien created by the Indenture on such Revenues and other assets (except as expressly provided in the Indenture), without the consent of the Holders of all of the Bonds then Outstanding. Under certain circumstances described in the Indenture, the Trustee and the Authority may enter into a Supplemental Indenture without consent of Holders.

The Indenture prescribes the manner in which it may be discharged and after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of payment of the principal of and premium, if any, and interest on the Bonds as the same become due and payable, including a provision that under certain circumstances the Bonds shall be deemed to be paid if certain securities, as defined in the Indenture, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on such Bonds and all necessary and proper fees, compensation and expenses of the Trustee shall have been deposited with the Trustee.

No member or officer of the Authority, nor any individual executing this Bond, shall in any event be subject to any personal liability or accountability by reason of the issuance of the Bonds.

It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Constitution and statutes of the State of California.

This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been manually signed by the Trustee.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, California Pollution Control Financing Authority has caused this Bond to be executed in its name and on its behalf by the facsimile signature of its Chairman and its seal to be affixed hereto, all as of the above date.

[SEAL]	CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY

By
Chairman

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

Dated:                     .

This is one of the Bonds described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Signature

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof Cede & Co., has an interest herein.

[FORM OF ASSIGNMENT]

For value received the undersigned do(es) hereby sell, assign and transfer unto                                                                                        [name, address and tax i.d. number of transferee] the within-mentioned Registered Bond and do(es) hereby irrevocably constitute and appoint                                                                                        attorney, to transfer the same on the books of the Trustee with full power of substitution in the premises.

Dated:             ,

Note:	The signature(s) to this Assignment must correspond with the name(s) as written on the face of the within Registered Bond in every particular, without alteration or enlargement or any change whatsoever.

Note:	Signature(s) must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

EXHIBIT B

TRUSTEE AUDIT LETTER (Trustee Completes)

[Name of Trust Officer]

Wells Fargo Bank, National Association

333 Market Street, 18th Floor

MAC A0119-181

San Francisco, CA 94105

Attn: Corporate Trust Department

Attn:

1.	Description of Bond Issue	Principal Amount Issued	Bonds Outstanding as of June 30 , or December 30, , as applicable

2.	The above information agrees does not agree with our records. Please identify differences and documentation of details.

3.	During the past six months, did the Borrower or Guarantor, if any, make all required payments to the Trustee at the proper time and in the manner required by the Indenture?

Yes               No

4.

If the Borrower or Guarantor, if any, failed to make required payments, please attach copies of any correspondence between the Trustee and the Borrower or Guarantor, if any, discussing the failure and any steps to correct such failure.

5.	Has the Trustee received a copy of the latest annual financial statements of the Borrower or Guarantor, if any, within 120 days of the close of the applicable fiscal year?

Yes               No                Not Required                Not Applicable

6.

If required under the terms of the Indenture, has the Trustee received a certificate of an officer of the Borrower or Guarantor, if any, signed within 120 days of the close of the fiscal year, stating whether there exists any default under the Loan Agreement, and if a default exists, what the default is, what steps have been or will be taken to correct the default?

Yes               No                 Not Required

7.	If a letter of credit or other credit enhancement supports this bond issue, will such letter of credit or other credit enhancement continue in full force during the next 12 months?

Yes                No                Not Applicable

8.	Has the Trustee received a copy of the Borrower’s annual rebate calculations prepared by or on behalf of the Borrower? Yes No Not Applicable

If no, and the Trustee has any actual knowledge of why it did not receive such calculations, please explain on a separate page.

Yes                No                Not Applicable

9.	Has the Trustee received a Final Project Completion Certificate from the Borrower?

Yes                No                Not Applicable

10.	Has a Certificate of the Borrower been received stating that its Financial Statements have been completed?

Yes                No                Not Applicable

11.	Has Borrower provided Project Fund Requisitions with accompanying invoices (if required), approved by the Borrower, to the Trustee?

Yes                No                Not Applicable

12.	Has Borrower provided Cost of Issuance Fund Requisitions with accompanying invoices (if required), approved by the Borrower to the Trustee?

Yes                No                Not Applicable

13.

Has the Trustee been notified by the Borrower of any conflicts that the Trustee may have as a result of other business dealings between the Trustee and the Borrower and, if so, has the Trustee sent a letter to the Authority informing them about this matter?

Yes                No                Not Applicable

If you answered “No” to any of the above, please explain on a separate paper.

By		Date
Authorized Signature

Title		Phone No.

EXHIBIT C

FORM OF PROJECT FUND REQUISITION

REQUISITION FOR MONEY FROM THE PROJECT FUND

To:	Wells Fargo Bank, National Association, as trustee
333 Market Street, 18th Floor
MAC A0119-181
San Francisco, CA 94105
Attn: Corporate Trust Department

Re:	California Pollution Control Financing Authority Revenue Bonds (San Jose Water Company Project)
Series 2010A (the “Bonds”)
Requisition No. Project Fund

The undersigned, on behalf of San Jose Water Company (the “Borrower”), hereby requests payment, from the Project Fund identified above for the Project identified above, the total amount shown below to the order of the payee or payees named below, as payment or reimbursement for costs incurred or expenditures made in connection with such Project. The payee(s), the purpose and the amount of the disbursement requested are as follows and as stated in the attached invoice(s) (no payment to be made without an accompanying invoice):

Payee	Purpose	Amount
[name and address]
Total $

The undersigned hereby certifies as follows:

1. Of the payment requested, $         constitute costs that (A) were preliminary expenditures (architectural, engineering, surveying, soil testing, costs of issuing the Bonds and similar costs paid with respect to the Project in an aggregate amount not exceeding 20% of the aggregate principal amount of the Bonds, but do not include land acquisition, site preparation or similar costs incident to the commencement of construction) or (B) (i) were paid or incurred by the Borrower on or after 60 days prior to March 24, 2010 and were not placed in service prior to December 16, 2008, (ii) have been used to finance the acquisition, construction, rehabilitation, renovation or improvement of land and buildings and the acquisition and installation of machinery and equipment constituting a qualified water project, as defined in Section 142(a) of the Internal Revenue Code of 1986 (the “Code”) and Section 1.103-8(h) of the Treasury Regulations thereunder,

2

all of which property other than land is of a character subject to the allowance for depreciation under Section 167 of the Code, and (iii) are chargeable to the capital account of the Project or would be so chargeable either with a proper election by the Borrower or but for proper election by the Borrower to deduct such costs, within the meaning of Treasury Regulation 1.103-8(a)(1); and if any such payment is to be made to a “related person” of the Borrower within the meaning of Section 147(a) of the Code, such payment represents only the actual out-of-pocket costs incurred by such related person in connection with the Project and does not include any intercompany profits or payments for early completion. All of such costs are for items that are denominated “Good Costs”.

2. Of the payment herein requested, $             constitute costs not described in paragraph 1 and accordingly are denominated “Bad Costs.” The sum of all Bad Costs paid to date from proceeds of the Bonds, together with the amount of Bad Costs herein requisitioned, including all Bond proceeds spent for costs of issuing such Bonds, does not exceed $            , which is 4% of the Bond proceeds and the earnings from investing and reinvesting such earnings, unless this requisition is accompanied with an opinion of Bond Counsel allowing a greater amount of Bond proceeds to be spent for Bad Costs.

3. Each obligation mentioned herein is described in Section 3.2 of the Loan Agreement relating to the Project, has been properly incurred and is a proper charge against the Project Fund, and each item for which payment is requested is or was necessary in connection with the acquisition, construction, renovation, installation, improvement or equipping of the Project. None of the items for which payment is requested has been reimbursed previously from the Project Fund, and none of the payments herein requested will result in a breach of the representations and agreements in Section 2.3 of the Loan Agreement relating to the Project. At least 96% of the amount requisitioned, together with all amounts requisitioned to date, have in the aggregate been used to pay for or to reimburse the Borrower for expenditures properly allocable to Costs of the Project. An invoice representing each item for payment as required by Section 3.2(c) of the Loan Agreement is attached hereto.

3

Terms which are used in this Requisition and not otherwise defined are used as defined in the Indenture (as defined in the Tax Certificate).

Dated:

SAN JOSE WATER COMPANY

By
Authorized Representative

EXHIBIT D

FORM OF COSTS OF ISSUANCE FUND REQUISITION

REQUISITION FOR MONEY FROM THE COSTS OF ISSUANCE FUND

To:	Wells Fargo Bank, National Association, as trustee
333 Market Street, 18th Floor
MAC A0119-181
San Francisco, CA 94105
Attn: Corporate Trust Department

Re:	California Pollution Control Financing Authority Revenue Bonds (San Jose Water Company Project)
Series 2010A (the “Bonds”)

Requisition No.                 Account: Costs of Issuance Fund –              Account

The undersigned, on behalf of San Jose Water Company (the “Borrower”), hereby requests payment, from the Account of the Costs of Issuance Fund identified above, the total amount shown below to the order of the payee or payees named below, as payment or reimbursement for costs incurred or expenditures made in connection with the issuance of the Bonds. The payee(s), the purpose and the amount of the disbursement requested are as follows and as stated in the attached invoice(s) (no payment to be made without an accompanying invoice):

Payee	Purpose	Amount
[name and address]
Total $

The undersigned hereby certifies as follows:

Each obligation mentioned herein is described in Section 3.2 of the Loan Agreement relating to the Project, has been properly incurred and is a proper charge against the Costs of Issuance Fund, and each item for which payment is requested is or was necessary in connection with the issuance of the Bonds. None of the items for which payment is requested has been reimbursed previously from the Costs of Issuance Fund, and none of the payments herein requested will result in a breach of the representations and agreements in Section 2.3 of the Loan Agreement relating to the Project. Invoices evidencing each obligation mentioned herein are attached hereto.

D-1

Dated:

SAN JOSE WATER COMPANY

By
Authorized Representative

Attachment: Invoices for each listed obligation

D-2